UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Trinseo S.A.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRINSEO

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Proxy Statement and Meeting Notice

It's Time...Trinseo products in everyday life

REGISTERED OFFICE:

6D, route de Tréves

L-2633 Senningerberg

Grand Duchy of Luxembourg

PRINCIPAL PLACE OF BUSINESS:

1000 Chesterbrook Boulevard, Suite 300

Berwyn, PA 19312

May     , 2017

Dear Shareholder:

We cordially invite you to attend our 2017 Annual General Meeting of Shareholders (the “General Meeting”) on Wednesday, June 21, 2017, at 3:00 p.m. (local time), to be held at the Sofitel Luxembourg Europe located at 4, rue du Fort Niedergrünewald, BP 512 / Quartier Européen Nord, L-2015 Luxembourg, Grand Duchy of Luxembourg. Further details regarding admission to the General Meeting as well as the business to be conducted at the meeting is more fully described in the accompanying materials.

We describe in detail the actions we expect to take in the attached Notice of 2017 Annual General Meeting of Shareholders and proxy statement. We have also made available a copy of our Annual Report on Form 10-K for fiscal 2016. We encourage you to read the Form 10-K, which includes information on our operations and products, as well as our audited financial statements.

This year, we will again be using the “Notice and Access” method of providing proxy materials to shareholders via the Internet. We believe that this process provides shareholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the General Meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible. Instructions for Internet and telephone voting are included with our Notice of Internet Availability of Trinseo’s Proxy Materials. If you prefer, you can request to receive proxy materials by mail, including a proxy card, and vote by mail by completing and signing the enclosed proxy card and returning it in the envelope provided.

Sincerely yours,

Christopher D. Pappas

President and Chief Executive Officer

Trinseo S.A.

Annual General Meeting of Shareholders

Luxembourg, Grand Duchy of Luxembourg

June 21, 2017

Meeting begins at 3:00 p.m. CEST Doors Open at 2:45 p.m. CEST

Sofitel Luxembourg Europe

4, rue du Fort Niedergrünewald

BP 512 / Quartier Européen Nord

L-2015 Luxembourg

Grand Duchy of Luxembourg

Registered office of Trinseo S.A.:

6D, route de Tréves

L-2633 Senningerberg

Grand Duchy of Luxembourg

Principal executive offices of Trinseo S.A.

1000 Chesterbrook Boulevard, Suite 300

Berwyn, Pennsylvania 19312

(610) 240-3200

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To the Shareholders of Trinseo S.A.:

Notice is hereby given that an Annual General Meeting of Shareholders of Trinseo S.A. (“we,” “Trinseo” or the “Company”) will be held at the Sofitel Luxembourg Europe, 4, rue du Fort Niedergrünewald, BP 512 / Quartier Européen Nord, L-2015 Luxembourg, Grand Duchy of Luxembourg on Wednesday, June 21, 2017, at 3:00 p.m., local time, for the purposes described below and in further detail in the proxy statement accompanying this notice:

First, for the purpose of approving ordinary resolutions in order:

1.	To elect four Class III directors specifically named in the proxy statement, each to serve for a term of three years;

2.	To ratify the appointment by the Company’s board of directors (the “Board”) of (i) Philip Martens as a Class II director to fill the vacancy created by the resignation of Felix Hauser, with a remaining term of two years; and (ii) Joseph Alvarado as a Class I director to fill the vacancy created by the resignation of Michel Plantevin, with a remaining term of one year;

3.	To approve changes to the Company’s directors’ compensation program;

4.	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers;

5.	To approve the Company’s annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg for the year ended December 31, 2016 and its consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States including a footnote reconciliation of equity and net income to International Financial Reporting Standards for the year ended December 31, 2016;

6.	To approve the allocation of the results of the year ended December 31, 2016;

7.	To approve the granting and discharge of the Company’s directors and auditor for the performance of their respective duties during the year ended December 31, 2016;

8.	To ratify the appointment of PricewaterhouseCoopers Société cooperative to be the Company’s independent auditor for all statutory accounts required by Luxembourg law for the year ended December 31, 2017;

9.	To ratify the appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ended December 31, 2017; and

10.	To authorize the Board’s share repurchase program.

Second, for the purpose of approving an extraordinary resolution in order:

11.	To approve amendments to the Company’s Articles of Association as set forth in the accompanying proxy statement.

Third, for the purpose of approving or authorizing any other business properly brought before the Annual General Meeting of Shareholders.

It is expected that the Notice of Annual General Meeting and this proxy statement will first be available to shareholders on or about April 28, 2017. On or about May     , 2017, the Company will also begin mailing a Notice of Internet Availability of Trinseo’s Proxy Materials to shareholders informing them that this proxy statement and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

Shareholders of record at the close of business on April 14, 2017 are entitled to notice of, and entitled to vote at, the Annual General Meeting and any adjournments or postponements thereof. To attend the Annual General Meeting, you must demonstrate that you were a Trinseo shareholder as of the close of business on April 14, 2017, or hold a valid proxy for the Annual General Meeting from such a shareholder.

A copy of the proposed Amended and Restated Articles of Association will be available for inspection at the Company’s registered office at 6D, route de Tréves, L-2633 Senningerberg, Grand Duchy of Luxembourg from May     , 2017 until the conclusion of the Annual General Meeting. A copy is also available to any shareholder who requests it by writing to our Corporate Secretary at Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312.

By Order of the Board of Directors

Angelo N. Chaclas

Senior Vice President, Chief Legal Officer and

Corporate Secretary

May     , 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 21, 2017: Our proxy statement is attached. Financial and other information concerning Trinseo is contained in our Annual Report to shareholders for the fiscal year ended December 31, 2016. The proxy statement and our fiscal 2016 Annual Report to shareholders are available on the Investor Relations section of our website at www.investor.trinseo.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

PROXY STATEMENT

Proxy Statement

Our Board of Directors (the “Board”) of Trinseo S.A. solicits your proxy for the 2017 Annual General Meeting of Shareholders (the “General Meeting”) to be held on June 21, 2017, and at any adjournments or postponements of the General Meeting, for the purposes set forth in the Notice of the Annual General Meeting of Shareholders included in this proxy statement. As used in this Proxy Statement, the terms

“we,” “us,” “our” “Company” or “Trinseo” refer to Trinseo S.A. Proxy materials, including this Proxy Statement and the Annual Report for our fiscal year ended December 31, 2016 (“fiscal 2016”) are being first provided to shareholders on or about May     , 2017. Our registered address is 6D, route de Trèves, Senningerberg, L-2633 Luxembourg, Grand Duchy of Luxembourg.

Questions and Answers About the General Meeting and the Proxy Materials

Where is the General Meeting being held?

We will hold the General Meeting at 3:00 p.m., local time on Wednesday, June 21, 2017 at the Sofitel Luxembourg Europe hotel located at 4, rue du Fort Niedergrünewald, BP 512 / Quartier Européen Nord, L-2015 Luxembourg, Grand Duchy of Luxembourg. When you arrive in the lobby, check in at the front desk and ask to be directed to the Trinseo General Meeting. We reserve the right to request that you to present a photo ID and verify your status as a shareholder. We will not permit cameras or other recording devices at the General Meeting. All cell phones must be turned off once the General Meeting is convened.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

We provide access to our proxy materials over the Internet. On May     , 2017 we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners. The Notice explains how to access the proxy materials on the Internet and how to vote your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting printed materials included in the Notice.

What will shareholders vote on at the General Meeting?

Shareholders will be asked to vote:

1.	To elect four Class III directors specifically named in the proxy statement, each to serve for a term of three years;

2.	To ratify the appointment by the Company’s board of directors (the “Board”) of (i) Philip Martens as a Class II director to fill the vacancy created by the resignation of Felix Hauser, with a remaining term of two years; and (ii) Joseph Alvarado as a Class I director to fill the vacancy created by the resignation of Michel Plantevin, with a remaining term of one year;

3.	To approve changes to the Company’s directors’ compensation program;

4.	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers;

5.	To approve the Company’s annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg for the year ended December 31, 2016 and its consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States including a footnote reconciliation of equity and net income to International Financial Reporting Standards for the year ended December 31, 2016 (the “Luxembourg Statutory Accounts”);

6.	To approve the allocation of the results of the year ended December 31, 2016;

7.	To approve the granting and discharge of the Company’s directors and auditor for the performance of their respective duties during the year ended December 31, 2016;

8.	To ratify the appointment of PricewaterhouseCoopers Société cooperative (“PwC Luxembourg”) to be the Company’s independent auditor for all statutory accounts required by Luxembourg law for the year ended December 31, 2017;

9.	To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) to be the Company’s independent registered public accounting firm for the year ended December 31, 2017;

2017 Proxy Statement	1

QUESTIONS AND ANSWERS ABOUT THE GENERAL MEETING AND THE PROXY MATERIALS

10.	To authorize the Board’s share repurchase program;

11.	To approve amendments to the Company’s Articles of Association as set forth in the accompanying proxy statement; and

12.	Any other business properly brought before the General Meeting of Shareholders.

We do not expect any other matters to be presented at the meeting. If other matters are properly presented for voting, the persons named as proxies will vote in accordance with their best judgment on those matters.

Who is entitled to vote at the General Meeting?

Shareholders of record as of the close of business on April 14, 2017 are entitled to vote at the General Meeting. On that date, there were 44,068,347 of our ordinary shares outstanding. Each ordinary share is entitled to one vote.

What is a shareholder of record?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record for those shares. As the shareholder of record, you have the right to vote your shares.

If your shares are held in a stock brokerage account or by a bank, or other holder of record, you are considered the beneficial owner of shares held in street name. Your broker, bank, or other holder of record is the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares.

What constitutes a quorum for consideration of proposals at the General Meeting?

Under our Articles of Association, the holders of a majority of the ordinary shares outstanding and entitled to vote at the General Meeting shall constitute a quorum for the transaction of business at the General Meeting. Ordinary shares represented in person or by proxy will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes (if any) will be treated as present at the General Meeting and will be counted for quorum purposes.

How many votes are required at the General Meeting to elect directors and to adopt the other proposals related to the ordinary resolutions?

Each of the proposals related to the ordinary resolutions to be voted on require the affirmative vote of a majority of the ordinary shares represented in person or by proxy at the General Meeting and entitled to vote.

How many votes are required to adopt the proposal related to the extraordinary resolution to amend the Company’s Articles of Association at the General Meeting?

The proposal related to the extraordinary resolution to amend our Articles of Association requires the affirmative vote of a two-thirds majority of the ordinary shares represented in person or by proxy at the General Meeting and entitled to vote.

How do I vote?

If you are a shareholder of record, you may vote in person at the meeting. If you do not wish to vote in person or if you will not be attending the meeting, you may vote by telephone, or over the Internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested a printed copy of the proxy materials, you may also complete, sign, and date your proxy card and return it in the prepaid envelope that was included with the printed materials.

If you are a beneficial owner of shares and you wish to vote in person at the General Meeting, you must obtain a proxy from your broker, bank, or other shareholder of record and present it to the inspector of election with your ballot. If you do not wish to vote in person or will not be attending the General Meeting, you may vote by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received from the shareholder of record of your shares. If you received a printed copy of the proxy materials, you should have received a proxy card and voting instructions from the shareholder of record of your shares.

If you are a shareholder of record and submit a signed proxy card for the General Meeting but do not fill out the voting instructions, the persons named as proxy holders will vote the shares represented by your proxy “FOR” the authorization of the Company, with approval of the Board, to (1) elect four Class III directors specifically named in the proxy statement, each to serve for a term of three years; (2) ratify the appointment by the Board of (i) Philip Martens

2	2017 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE GENERAL MEETING AND THE PROXY MATERIALS

as a Class II director to fill the vacancy created by the resignation of Felix Hauser, with a remaining term of two years; and (ii) Joseph Alvarado as a Class I director to fill the vacancy created by the resignation of Michel Plantevin, with a remaining term of one year; (3) approve changes to the Company’s directors’ compensation program; (4) approve, on an advisory basis, the compensation paid by the Company to its named executive officers; (5) approve the Luxembourg Statutory Accounts; (6) approve the allocation of the results of the year ended December 31, 2016; (7) approve the granting and discharge of the Company’s directors and auditor for the performance of their respective duties during the year ended December 31, 2016; (8) ratify the appointment of PwC Luxembourg to be the Company’s independent auditor for all statutory accounts required by Luxembourg law for the year ended December 31, 2017; (9) ratify the appointment of PwC to be the Company’s independent registered public accounting firm for the year ended December 31, 2017; (10) authorize the Board’s share repurchase program; and (11) to amend the Company’s Articles of Association.

If there are not sufficient votes to approve one or more of the Proposals at the General Meeting, in accordance with the Company’s Articles of Association, the chairman may adjourn the General Meeting to permit the further solicitation of proxies. Additionally, under Luxembourg law, the Board may adjourn the General Meeting for up to four weeks. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against the Proposal, to permit the further solicitation of proxies. Abstentions and broker non-votes, if any, will not have any effect on the result of the vote for adjournment. If any nominee should become unavailable, your shares will be voted for another nominee selected by the Board or for only the remaining nominees.

Brokers are not permitted to vote your shares on any matter other than Proposal 9 (Ratification of the Appointment of the Independent Registered Public Accounting Firm). If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote with respect to the election of directors or if you abstain or withhold authority to vote on any matter, your shares will not be counted as having been voted on those matters, but will be counted as in attendance at the meeting for purposes of a quorum.

If you do not vote your shares, you will not have a say on the important issues to be voted upon at the General Meeting.

What happens if I abstain from voting on a matter or my broker withholds my vote?

For each matter to be considered at the meeting, abstentions are treated as shares that are represented and entitled to vote, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular proposal and that have not received voting instructions from their customers are not counted as being represented or entitled to vote on the proposal, which has the effect of reducing the number of affirmative votes needed to approve the proposal.

Should I submit a proxy even if I plan to attend the General Meeting in person?

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the General Meeting in person. If you attend the General Meeting in person and are a shareholder of record, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the General Meeting. Internet and phone voting will be cut-off at 11:59 p.m., Eastern Time, on June 19, 2017.

Can I revoke my proxy?

Your proxy may be revoked by giving notice of revocation to Trinseo in writing, by accessing the Internet site, by using the toll-free telephone number, or in person at the General Meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated proxy, by submitting a later-dated electronic vote through the Internet site, by using the toll-free telephone number or in person at the applicable General Meeting.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded.

Who will bear the cost of soliciting votes for the General Meeting?

We will bear the expense of the solicitation of proxies for the General Meeting. Solicitation of proxies may be made by mail, in person or telephone by officers, directors and other employees of the Company and by employees of Broadridge Financial Solutions, Inc. (“Broadridge”). We will reimburse Broadridge and the Company’s banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

2017 Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT THE GENERAL MEETING AND THE PROXY MATERIALS

A shareholder may also choose to vote electronically by accessing the Internet site stated on the Notice of Internet Availability or by using the toll-free telephone number stated on the Notice of Internet Availability. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

4	2017 Proxy Statement

PROPOSAL 1–ELECTION OF CLASS III DIRECTORS

Proposal 1–Election of Class III Directors

Trinseo has a classified board of directors currently consisting of three directors with terms expiring in 2017 (Class III), three directors with terms expiring in 2018 (Class I) and three directors with terms expiring in 2019 (Class II). At each annual general meeting of shareholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring.

This year, the four Class III director nominees will stand for election to a three-year term expiring at the 2020 annual general meeting. The persons named in the enclosed proxy will vote to elect Donald T. Misheff, K’Lynne Johnson, Jeannot Krecké, and Craig A. Rogerson as directors unless the Proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the ordinary shares represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his or her term as a director.

We seek nominees with established strong professional reputations, sophistication, business acumen and experience in the global materials, chemical and related manufacturing industries. We also seek nominees with experience in substantive areas that are important to our business such as chemical industry expertise, international operations; accounting, finance and capital structure; strategic planning and leadership of complex organizations; human resources and development practices; and innovation. Our nominees hold or have held senior executive positions in large, complex organizations or in businesses related to important substantive areas, and in these positions have also gained experience in core management skills and substantive areas relevant to our business. Our nominees also have experience serving on boards of directors and board committees of other organizations, and each of our nominees has an understanding of public company corporate governance practices and trends. In addition, we believe that all our nominees possess the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes of each director in their individual biographies below.

2017 Proxy Statement	5

PROPOSAL 1–ELECTION OF CLASS III DIRECTORS

Nominees for Election for Terms Expiring in 2017 (Class III Directors)

The individuals listed below have been nominated and are standing for election at this year’s annual General Meeting. If elected, they will hold office until our 2020 annual general meeting of shareholders and until their successors are duly elected and qualified. Mr. Misheff was previously elected to the Board by shareholders. Ms. Johnson and Mr. Krecké were appointed by our Board in March 2017 to fill the seats vacated by Stephen F. Thomas and Ruth Springham. Mr. Rogerson is a new director nominee nominated by the Board. Messrs. Misheff and Krecké and Ms. Johnson will cease to be Class III directors, respectively, if their respective appointments are not approved by a majority of the votes cast by our shareholders. The Board is proposing with these nominations to add an additional seat to its Board to include Mr. Rogerson who offers our Board decades of experience in the chemical industry with over 13 years as a chief executive officer of a specialty chemical company. Mr. Rogerson will not be able to serve as a director unless his appointment is approved by a majority of the votes cast by our shareholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF EACH OF THE CLASS III NOMINEES AS DIRECTOR.

K’LYNNE JOHNSON Age: 48 Director Since: March 2017 Committee Membership: • None

Professional Experience:

Ms. Johnson served as President and Chief Executive Officer of Elevance Renewable Sciences Inc., a specialty chemicals company, from 2007 to 2015, and as Chairwoman from 2015 to 2016. Ms. Johnson joined Elevance after over 20 years’ experience working within the oil and petrochemicals industry for Amoco Corporation and BP p.l.c. (joining BP after its merger with Amoco in 1998). During this time she held both operational and functional roles, culminating in her role as Senior Vice President of Global Derivatives within BP’s global Innovene business, which included P&L accountability for multiple global commodity and specialty chemicals businesses.

Education:

Ms. Johnson graduated from Brigham Young University with a degree in Management and Organizational Behavior (M.O.B.) and a B.S. in Psychology.

Other Public Company Directorships:

FMC Corporation (NYSE: FMC) since 2013

Director Qualifications:

Ms. Johnson brings to our board valuable experience in operational leadership and chemical industry expertise.

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PROPOSAL 1–ELECTION OF CLASS III DIRECTORS

JEANNOT KRECKÉ Age: 67 Director Since: March 2017 Committee Membership: • None

Professional Experience:

Mr. Krecké currently serves as Chief Executive Officer of Key International Strategy Services, which he founded in 2009. Previously, he served as Luxembourg’s Finance and Foreign Trade Minister & Minister of Sports from 2004 to 2012, where he led economic policies in order to attract major corporations into Luxembourg. Prior to that, Mr. Krecké provided consulting services to various audit firms. Mr. Krecké has been a director of JFSC Sistema (MCX: AFKS or LSE: SSA) since 2012.

Education:

Mr. Krecké graduated from the University of Brussels with a degree in Physical Education and Sport.

Other Public Company Directorships:

ArcelorMittal (NYSE: MT) since 2010

Director Qualifications:

Mr. Krecké brings to our Board strategic and finance skills as well as extensive international governance experience, particularly in Luxembourg and Europe.

DONALD T. MISHEFF Age: 60 Director Since: February 2015 Committee Membership: • Audit • Nominating & Corporate Governance

Professional Experience:

Mr. Misheff served as managing partner from 2003 until his retirement in 2011 of the Northeast Ohio offices of Ernst & Young LLP, a public accounting firm. As the managing partner of the Northeast Ohio offices of Ernst & Young LLP, Mr. Misheff advised many of the region’s largest companies on financial and corporate governance issues. He began his career with Ernst & Young LLP in 1978 as part of the audit staff and later joined the tax practice, specializing in accounting/financial reporting for income taxes, purchase accounting, and mergers and acquisitions. He has more than 30 years of experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies.

Education:

Mr. Misheff graduated from the University of Akron with a B.S. degree in Accounting.

Other Public Company Directorships:

TimkenSteel Corporation (NYSE: TMST) since 2014

First Energy Corp. (NYSE: FE) since 2012

Director Qualifications:

Mr. Misheff brings extensive financial, accounting and public company corporate governance experience to our Board.

2017 Proxy Statement	7

PROPOSAL 1–ELECTION OF CLASS III DIRECTORS

CRAIG A. ROGERSON Age: 60

Professional Experience:

Mr. Rogerson currently serves as Chairman, President and Chief Executive Officer of Chemtura Corporation (NYSE: CHMT), a position he has held since December 2008. Chemtura is a global manufacturer of industrial specialty chemicals. Prior to joining Chemtura, Mr. Rogerson served as President and Chief Executive Officer of Hercules Incorporated, a global manufacturer and marketer of specialty chemicals and related services, from 2003 until its acquisition by Ashland, Inc. in 2008. Mr. Rogerson began his career at Hercules in 1979 and served in a number of management positions before leaving the company to serve as President and Chief Executive Officer of Wacker Silicones Corporation in 1997. In May 2000, he rejoined Hercules as Vice President of its BetzDearborn Division. Prior to being named CEO of Hercules in 2003, Mr. Rogerson held a variety of senior management positions within the company.

Education:

Mr. Rogerson graduated from Michigan State University with a B.S. degree in Chemical Engineering.

Other Public Company Directorships:

Chemtura Corporation (NYSE: CHMT) since 2008

PPL Corporation (NYSE: PPL) since 2005

Director Qualifications:

Mr. Rogerson has over 13 years of chief executive officer experience and 29-year background in the chemicals industry, along with global business experience that makes him well-positioned to provide significant contributions to our Board.

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PROPOSAL 1–ELECTION OF CLASS III DIRECTORS

Directors with Terms Expiring in 2018 (Class I Directors)

JOSEPH ALVARADO Age: 64 Director Since: March 2017 Committee Membership: • None

Professional Experience:

Mr. Alvarado is Chairman and Chief Executive Officer of Commercial Metals Company (NYSE: CMC), a global manufacturer, recycler and marketer of steel and other metals. He joined CMC in April 2010 as Executive Vice President and Chief Operating Officer, was named President and Chief Operating Officer in April 2011, and became President and Chief Executive Officer in September 2011. In January 2017, he passed his President title to his Chief Operating Officer. He has been Chairman of CMC’s board of directors since January 2013. Prior to joining CMC, he was President and Chief Operating Officer of Lone Star Technologies, Inc. from 2004 to 2007. In June 2007, following the acquisition of Lone Star Technologies, Inc. by United States Steel Corporation, Mr. Alvarado was named President of U.S. Steel Tubular Products, Inc., a division of United States Steel Corporation, a position he held until March 2009. Mr. Alvarado began his career at Inland Steel Company in 1976 and spent 21 years with the company in roles of increasing responsibility. He then served in executive roles with Birmingham Steel Corporation and Ispat North America Inc. until joining Lone Star Technologies.

Education:

Mr. Alvarado has an MBA from Cornell University and a B.A. degree in Economics from University of Notre Dame.

Other Public Company Directorships:

Commercial Metals Company (NYSE: CMC) since 2011

Spectra Energy Corp (NYSE: SE) from 2011 until February 2017

Director Qualifications:

Mr. Alvarado brings years of experience in a cyclical commodities-driven industry and significant perspective on global operations and strategic planning.

JEFFREY J. COTE Age: 50 Director Since: May 2014 Committee Membership: • Audit • Compensation

Professional Experience:

Mr. Cote has served as Chief Operating Officer of Sensata Technologies Holding N.V. (NYSE: ST) since July 2012 and as Executive Vice President of its Global Sensing Solutions business since November 2015. He joined Sensata as Senior Vice President and Chief Financial Officer in January 2007, and was appointed Executive Vice President in July 2007. From March 2005 to December 2006, Mr. Cote was Chief Operating Officer of the law firm Ropes & Gray. From January 2000 to March 2005, Mr. Cote was Chief Operating, Financial and Administrative Officer of Digitas. Previously he worked for Ernst & Young LLP from 1989 until 1997. Mr. Cote is a certified public accountant.

Education:

Mr. Cote received a B.A. degree in Business Administration and a Master of Accounting from Florida Atlantic University.

Other Public Company Directorships:

None

Director Qualifications:

Mr. Cote brings significant management, capital markets and accounting experience to our Board.

2017 Proxy Statement	9

PROPOSAL 1–ELECTION OF CLASS III DIRECTORS

PIERRE-MARIE DE LEENER Age: 59 Director Since: May 2014 Committee Membership: • Audit • Environmental, Health, Safety and Public Policy

Professional Experience:

Mr. De Leener served as interim CEO of Braas Monier Building Group SA from January 2016 to November 2016 and has been Chairman of its Board of Directors since June 2014. Prior to that, he served as Executive Vice President for PPG Industries, Inc. from July 2010 until December 2012. From June 2008 until August 2011, Mr. De Leener also served as President of PPG Europe S.A. Mr. De Leener previously served as Chief Executive Officer of SigmaKalon Group from 1998 until January 2008. In addition, Mr. De Leener served as a member of the Total Fina operating committee from 1998 until 2001.

Education:

Mr. De Leener received a B.A. degree in Economics and Philosophy and a Master of Chemical Engineering degree from Catholic University of Louvain, Belgium.

Other Public Company Directorships:

None

Director Qualifications:

Mr. De Leener brings valuable management and chemical industry experience to our Board.

Directors with Terms Expiring in 2019 (Class II Directors)

PHILIP MARTENS Age: 57 Director Since: September 2016 Committee Membership: • Compensation • Nominating & Corporate Governance

Professional Experience:

From February 2011 to April 2015, Mr. Martens served as President and Chief Executive Officer of Novelis, Inc., a leader in aluminum rolled products and can recycling with worldwide operations. He joined Novelis as President and Chief Operating Officer in April 2009. Prior to his employment with Novelis, Mr. Martens served as Senior Vice President of light vehicle systems for ArvinMeritor Inc., a distributor for engine and transmission parts and President and Chief Executive Officer designate of Arvin Innovation, a leading global provider of dynamic motion and control automotive systems. From 1987 to 2005, Mr. Martens held various product development and engineering roles at Ford Motor Company, including his most recent role as a group vice president of product creation from 2003 to 2005.

Education:

Mr. Martens has an MBA from University of Michigan and received his B.S. degree in mechanical engineering from Virginia Polytechnic Institute.

Other Public Company Directorships:

Graphic Packaging Holding Company (NYSE: GPK) since 2013

Plexus Corporation (NASDAQ: PLXS) from 2010 until February 2017

Director Qualifications:

Mr. Martens brings to the board of directors significant leadership and management experience in global manufacturing operations, along with innovation expertise.

10	2017 Proxy Statement

PROPOSAL 1–ELECTION OF CLASS III DIRECTORS

CHRISTOPHER D. PAPPAS Age: 61 Director Since: October 2010 Committee Membership: • Environmental, Health, Safety and Public Policy

Professional Experience:

Mr. Pappas joined Trinseo as President and Chief Executive Officer in June 2010 and served as interim chief financial officer from November 2015 until June 2016. Prior to joining Trinseo, Mr. Pappas held a number of executive positions at NOVA Chemicals of increasing responsibility from July 2000 to November 2009, most recently as President and Chief Executive Officer from May 2009 to November 2009, President & Chief Operations Officer from October 2006 to April 2009 and Vice President and President of Styrenics from July 2000 to September 2006. Before joining NOVA Chemicals, Mr. Pappas was Commercial Vice President of DuPont Dow Elastomers where he joined as Vice President of ethylene elastomers in 1995. Mr. Pappas began his chemicals career in 1978 with The Dow Chemical Company (“Dow”) where he held various sales and managerial positions until 1995.

Education:

Mr. Pappas holds a B.S. degree in Civil Engineering from the Georgia Institute of Technology and an MBA from the Wharton School of Business at The University of Pennsylvania.

Other Public Company Directorships:

FirstEnergy Corp. (NYSE: FE) since 2011

Univar, Inc. (NYSE: UNVR) since 2015

Director Qualifications:

Mr. Pappas is highly qualified to serve on our Board due to his public company board experience and his more than 30 years of management experience with major companies in the chemical industry, and by his leadership of the Company since its formation. In these roles he has also acquired and demonstrated substantial financial expertise which is valuable to the Company’s Board.

STEPHEN M. ZIDE Age: 57 Chairman Director Since: June 2010 Committee Membership: • Compensation • Nominating & Corporate Governance

Professional Experience:

Mr. Zide is a senior advisor to Bain Capital in the private equity business, having joined the firm in 1997. From 2001 through 2015, Mr. Zide was a Managing Director of Bain Capital. Prior to joining Bain Capital, Mr. Zide was a partner of the law firm of Kirkland & Ellis LLP, where he was a founding member of the New York office and specialized in representing private equity and venture capital firms.

Education:

Mr. Zide received an MBA from Harvard Business School, a Juris Doctorate from Boston University School of Law, and a B.A. degree from the University of Rochester.

Other Public Company Directorships:

Sensata Technologies B.V. (NYSE: ST) since 2010

HD Supply Holdings, Inc. (NASDAQ: HDS) from 2007 to 2014

Innophos Holdings, Inc. (NASDAQ: IPHS) from 2004 to 2013

Director Qualifications:

Mr. Zide brings to the Board extensive negotiating and financing expertise gained from his training and experience as a legal advisor, and later as a private equity professional and financial advisor. In addition, Mr. Zide has had significant involvement with the Company since its 2010 formation, and has served as a director of numerous public and private companies during his career in private equity and law.

2017 Proxy Statement	11

PROPOSAL 2–RATIFICATION OF APPOINTMENT OF CLASS I AND CLASS II DIRECTORS

Proposal 2–Ratification of Appointment of Class I and Class II Directors

We are asking the shareholders to ratify the appointment of (i) Joseph Alvarado to fill a vacancy in Class I, with a term expiring in 2018; and (ii) Philip Martens to fill a vacancy in Class II, with a term expiring in 2019. Biographical information concerning Messrs. Alvarado and Martens is set forth above. Both candidates bring to the Company valuable global manufacturing operational expertise; CEO leadership experience; and public company board experience.

According to our Articles of Association, vacancies on the Board must be filled by the affirmative vote of the majority of remaining directors on a provisional basis until a new director is appointed by the next meeting of shareholders. On August 25, 2016, the Board approved the appointment of Philip Martens to the Company’s Board to fill the seat vacated by Felix Hauser, effective September 1, 2016. On February 28, 2017, the Board approved the appointment of Joseph Alvarado to fill the seat vacated by Michel Plantevin, effective March 1, 2017. Messrs. Alvarado and Martens will cease to be Class I and Class II directors, respectively, if their respective appointments are not approved by a majority of the votes cast by our shareholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

YOU VOTE “FOR” THE RATIFICATION OF THE BOARD’S APPOINTMENT OF

MR. ALVARADO AS A CLASS I DIRECTOR AND “FOR” THE APPOINTMENT OF

MR. MARTENS AS A CLASS II DIRECTOR.

12	2017 Proxy Statement

DIRECTOR COMPENSATION

Director Compensation

Our Company maintains a non-employee director compensation program under which each member of our Board who is not an employee of the Company or one of our subsidiaries is eligible to receive an annual cash retainer payment of $90,000. Additionally, each non-employee director is eligible to receive an annual equity retainer of restricted stock units with a grant date fair value of $90,000, which vest on the one-year anniversary of their grant date. Our director compensation program also provides annual cash retainer payments for the chairpersons of the audit committee and compensation committee of $25,000 and $15,000, respectively.

The following table sets forth information concerning the compensation earned by our directors during fiscal 2016. Compensation for Mr. Pappas is included with that of our other named executive officers. Mr. Pappas did not receive any additional compensation for his service on our Board.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Brian W. Chu	$7,500	$—	$7,500
Jeffrey J. Cote	$115,000	$90,000	$205,000
Pierre-Marie De Leener	$90,000	$90,000	$180,000
Felix S. Hauser	$47,069	$90,000	$137,069
Philip R. Martens	$30,000	$90,000	$120,000
Donald T. Misheff	$90,000	$90,000	$180,000
Michel G. Plantevin	$90,000	$90,000	$180,000
Ruth Springham	$30,000	$—	$30,000
Stephen F. Thomas	$90,000	$90,000	$180,000
Aurélien Vasseur	$60,000	$—	$60,000
Stephen M. Zide	$105,000	$90,000	$195,000

(1)	Consists of annual retainer amounts, which are paid quarterly and prorated based on the director’s service dates. Mr. Chu resigned from our Board effective February 1, 2016 and was replaced by Mr. Hauser, effective February 22, 2016. Messrs. Hauser and Vasseur resigned from our Board effective September 1, 2016 and were replaced by Mr. Martens and Ms. Springham.

(2)	The amounts reported represent the grant date fair value of restricted stock units granted in 2016 calculated in accordance with ASC 718. The assumptions used for determining fair value are described in Note 17 to our consolidated financial statements filed with our Annual Report on Form 10-K.

(3)	As of December 31, 2016, Messrs. Cote, De Leener, Misheff, Plantevin, Thomas and Zide each held 1,897 shares of the Company pursuant to their unvested restricted stock unit awards and Mr. Martens held 1,585 shares of the Company pursuant to his unvested restricted stock unit award. As of December 31, 2016, Messrs. Chu, Hauser, and Vasseur and Ms. Springham had no outstanding equity awards.

2017 Proxy Statement	13

PROPOSAL 3–APPROVAL OF CHANGES TO DIRECTOR COMPENSATION PROGRAM

Proposal 3–Approval of Changes to Director Compensation Program

Luxembourg law requires our shareholders to approve our non-executive director compensation program. Our Board periodically evaluates its non-executive director compensation program to ensure that it is designed to remain competitive so that we can continue to attract and retain a qualified and diverse Board. Our Board is requesting the approval of its shareholders to change the Company’s non-executive director program as follows in order to:

•	Increase each director’s annual equity retainer from $90,000 to $120,000;

•	Provide annual cash retainers of $10,000 to non-executive chairpersons of the nominating and corporate governance committee and the environmental, health, safety and public policy committee; and

•	Provide the non-executive chairman an annual cash retainer in the amount of $100,000.

An analysis by Willis Towers Watson found our overall director compensation was below the current median for our peer group. See “Compensation Discussion and Analysis—How We Make Compensation Decisions—Use of Benchmarking Comparison Data” for a list of our current peer group. Therefore, this increase in equity compensation will allow us to continue to attract and retain talented and experienced board members, while also recognizing the increasing oversight responsibilities of our directors. We believe maintaining competitive levels of director compensation can also provide for greater Board diversity by attracting a wider pool of director candidates. Additionally, by more heavily weighting our equity compensation component over our cash component, as more of peers do, we are providing greater alignment between our Board’s interests and those of our shareholders.

Also in recognition of the importance of the responsibilities of the nominating and corporate governance committee and the environmental, health, safety and public policy committee and our understanding of the current market practices of our peers, we are proposing annual cash retainers of $10,000 for the chairperson of each of these committees. Similarly, we are adding a $100,000 annual retainer for the Board’s non-executive chairman to provide greater alignment with market practices and to recognize the importance this role plays in the Board’s effective leadership.

If approved by a majority of the votes cast by our shareholders, increases to the non-executive directors’ equity retainer would be reflected in the non-executive directors’ 2017 restricted stock unit grant and cash retainer increases would be made effective July 1, 2017.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL OF THE PROPOSED CHANGES TO THE DIRECTOR COMPENSATION PROGRAM.

14	2017 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance

Board Nominees. Under its charter, our nominating and corporate governance committee is responsible for recommending to the Board candidates to stand election to the Board at the Company’s annual general meeting of shareholders and for recommending candidates to fill vacancies on the Board that may occur between annual general meetings. It is the policy of the Board that directors should possess the highest personal and professional ethics, integrity and values. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings. The committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. In addition, the Board considers, in light of our business and Board composition, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1—Election of Directors.”

The nominating and corporate governance committee considers properly submitted recommendations for candidates to the Board from shareholders. Any shareholder may submit in writing nominations of persons for consideration for each shareholder meeting at which directors are to be elected by not later than the 90th calendar day nor earlier than the 120th calendar day before the date of the annual general meeting. Any shareholder recommendations for consideration by the Board should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the shareholder within the last three years, a statement of recommendation of the candidate from the shareholder, a description of our shares beneficially owned by the shareholder, a description of all arrangements between the candidate and the recommending shareholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board of Directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Board may reasonably request. Recommendations should be sent to Angelo N. Chaclas, Corporate Secretary, Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312. The Board evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The Board will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.

The Company has engaged an executive search firm to identify potential Board nominees on behalf of the Board. The executive search firm is instructed to identify candidates meeting the Board’s desires with respect to diversity, experience, skill, and qualifications and perform preliminary screenings of such candidates on behalf of the Board. During 2016, the Board specifically requested the executive search firm identify at least one candidate who was a Luxembourg resident.

Board Independence. Our Corporate Governance Guidelines provide that our Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the NYSE. The Board evaluates any relationships of each director and nominee with Trinseo and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the NYSE. Our Board reviews any transactions and relationships between each director or any member of his or her immediate family and Trinseo. The purpose of this review is to determine whether there were any such relationships or transactions and, if so, whether they were inconsistent with a determination that the director was independent. As a result of this review, our Board has affirmatively determined that all of our current directors, except for Mr. Pappas, are independent under the governance and listing standards of the NYSE.

Diversity and Board Expertise. While we do not have a formal policy with respect to diversity, we believe that the diversity considerations are an important element, among many, when identifying director nominees who will best serve the needs of the Company and the interests of our shareholders. We believe diversity considerations enable us to provide sound and prudent guidance by developing a Board with a diverse range of talents, ages, skills, character, expertise, professional experiences, and backgrounds.

Risk Oversight. Risk is inherent in every material business activity that we undertake. Our business exposes us to strategic, credit, market, compliance, operational and reputational risks. To support our corporate goals and objectives, risk appetite, and business and risk strategies, we maintain a governance structure that delineates the responsibilities for risk management activities, and the governance and oversight of those activities, between management and our Board. The Board is committed to

2017 Proxy Statement	15

CORPORATE GOVERNANCE

strong, independent oversight of management and risk through a governance structure that includes other Board committees. Under our structure, it is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Trinseo. The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Trinseo. The Board administers its risk oversight role directly and through its committee structure and the committees’ regular reports to the Board at Board meetings. The Board divides its risk oversight responsibilities between itself and its committees by having each review or assess key issues or areas of responsibility as follows:

Board of Directors

•    Strategic, financial, and execution risks and exposures associated with our annual and multi-year business plans

•    Major litigation and other matters that present material risk to our operations, plans, prospects, or reputation

•    Acquisitions and divestures

•    Senior management succession planning

Audit Committee

•    Risks associated with financial accounting matters, including financial reporting, accounting, disclosure, and internal controls over financial reporting

•    Our ethics and compliance programs

•    Related party transactions

Compensation Committee	• Risks related to the design of our executive compensation programs, plans, and arrangements
Nominating and Corporate Governance Committee	• Risks related to our governance structures and processes
Environmental, Health, Safety and Public Policy Committee

•    Our environmental, health and safety risk management programs

•    The alignment of our environmental, health, safety, sustainability, social and public policy program with the Company’s business strategy and creation of stakeholder value

Board Leadership Structure. Under our Corporate Governance Guidelines, our Board may select a Chairman of the Board of Directors at any time, who may also be an executive officer of the Company. The Board has currently chosen to separate the roles of Chairman and Chief Executive Officer. Mr. Zide, our current non-executive Chairman of the Board of Directors, has served as a director since 2010 and brings to the Board extensive knowledge and expertise in strategy, mergers and acquisitions. The Board believes that the separate roles of Mr. Zide and Mr. Pappas, our Chief Executive Officer, are in the best interest of Trinseo and its shareholders, at this time. Mr. Zide has in-depth knowledge of our business arising from his many years of service to Trinseo and, as a result, provides effective leadership for the Board and support for Mr. Pappas and other management. The structure permits Mr. Pappas to devote his attention to leading Trinseo and to executing on our business strategy.

Board Attendance. We expect our board members to prepare for, attend and participate in all board and applicable committee meetings. Our Board held 7 meetings in 2016. The audit, compensation, and nominating and corporate governance committees held 9, 5, and 4 meetings in 2016, respectively. No Board member attended less than 75% of our board and committee meetings, as applicable, in 2016.

We do not have a policy for the attendance of our directors at our annual general meeting of shareholders. We had two directors in attendance for our 2016 annual general meeting of shareholders for which no shareholders attended. Under Luxembourg law we are required to receive notice by the meeting’s record date of a shareholder’s intention to attend the annual general meeting of shareholders in person. Additionally, our annual general meeting of shareholders, unless there is an exceptional circumstance, are held in Luxembourg.

Executive Sessions. Our Corporate Governance Guidelines provide that the non-management directors of the Board meet in executive session at least once during each regularly scheduled Board meeting to review matters concerning the relationship of the Board with the management directors and other members of senior management and such other matters as it deems appropriate. Additionally, the Board is required to have least one executive session annually of its independent directors. Mr. Zide acts as the chair of these executive sessions.

Board Annual Performance Reviews. Pursuant to our Corporate Governance Guidelines the Board annually conducts a self-evaluation of the Board as a whole. In accordance with the written charters of our audit committee, compensation

16	2017 Proxy Statement

CORPORATE GOVERNANCE

committee and nominating and corporate governance committee, we also evaluate each committee’s performance on an annual basis and report to the Board the findings.

Code of Business Conduct. We have adopted a written Code of Business Conduct applicable to all directors, officers and employees and a written Code of Ethics for Senior Financial Employees, applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer, Principal Accounting Officer, Controller, and all employees performing similar functions. These policies are designed to maintain the integrity of our business and financial reporting. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these codes can be found under the “Corporate Governance” tab and then the “Ethics and Compliance” link on the Investor Relations section of our website, www.investor.trinseo.com.

Corporate Governance Guidelines. We have adopted Corporate Governance Guidelines that outline the Board’s governance policies and practices. The current version of our Corporate Governance Guidelines can be found under the “Corporate Governance” tab and then the “Ethics and Compliance” link on the Investor Relations section of our website, www.investor.trinseo.com.

Communications with Directors. Shareholders and other interested parties may communicate directly with the Board, the non-management directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Corporate Secretary, Trinseo S.A., 1000 Chesterbrook, Boulevard, Suite 300, Berwyn, PA 19312. The Corporate Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board. The Board has instructed our Corporate Secretary to review the correspondence prior to forwarding it, and in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, he may forward some of the correspondence elsewhere in the Company for review and possible response.

2017 Proxy Statement	17

BOARD STRUCTURE AND COMMITTEE COMPOSITION

Board Structure and Committee Composition

We have a standing audit committee, compensation committee and a nominating and corporate governance committee with the composition and responsibilities described below. Each committee operates under a charter that has been approved by our Board of Directors. A copy of each charter can be found by clicking on “Corporate Governance” and then “Committee Composition” in the Investor Relations section of our website, www.investor.trinseo.com. The members of each committee are appointed by the Board of Directors and each member serves until his or her successor is elected and qualified, unless he or she is earlier removed or resigns. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

The table below provides information about the membership of our standing committees during fiscal 2016:

Name	Audit		Compensation		Nominating and Corporate Governance
Jeffrey J. Cote	X	*	X	(1)
Pierre-Marie De Leener	X
Philip R. Martens			X	(2)	X	(2)
Donald T. Misheff	X				X	(1)
Christopher D. Pappas					X	*
Michel G. Plantevin			X
Stephen M. Zide			X	*	X

*	Chair

(1)	Mr. Cote and Mr. Misheff were appointed as members of our compensation and nominating and corporate governance committees, respectively, effective March 30, 2016.

(2)	Mr. Martens was appointed as a member of our compensation and nominating and corporate governance committees on September 27, 2016.

Audit Committee

The purpose of the audit committee is set forth in the audit committee charter. The audit committee’s primary duties and responsibilities are to:

•	Appoint or replace, compensate and oversee the outside auditors for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us and will report directly to the audit committee.

•	Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our outside auditors, which are approved by the audit committee prior to the completion of the audit.

•	Review and discuss with management and the outside auditors the annual audited and quarterly unaudited financial statements, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the selection, application and disclosure of critical accounting policies and practices used in such financial statements.

•	Review and approve all related party transactions as defined under Item 404(a) of Regulation S-K.

•	Discuss with management and the outside auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles, any major issues as to the adequacy of our internal controls and any special steps adopted in light of material control deficiencies.

A copy of the charter, which satisfies the applicable standards of the Securities and Exchange Commission (the “SEC”) and the NYSE is available on our website. The audit committee currently consists of Donald T. Misheff, Jeffrey J. Cote and Pierre-Marie De Leener. Our Board has determined that Messrs. Misheff, Cote and De Leener are independent directors pursuant Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 303A.02 of the New York Stock Exchange Listed Company Manual. Each of Messrs. Misheff and Cote is also an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Mr. Cote serves as chair of the audit committee.

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BOARD STRUCTURE AND COMMITTEE COMPOSITION

Compensation Committee

The purpose of the compensation committee is to assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits and equity-based compensation programs. The compensation committee reviews and recommends to our Board compensation plans, policies and programs and approves specific compensation levels for all executive officers. The compensation committee currently consists of Jeffrey J. Cote, Philip R. Martens, and Stephen M. Zide. Messrs. Cote and Martens joined the compensation committee in March 2016 and September 2016, respectively. Mr. Zide serves as chair of the compensation committee. A copy of its charter, which satisfies the applicable standards of the SEC and the NYSE, is available on our website. Pursuant to its charter, the compensation committee may delegate to subcommittees of the compensation committee any of the responsibilities of the full committee.

Nominating and Corporate Governance Committee

The purpose of the nominating and corporate governance committee is to (i) identify, screen and review individuals qualified to serve as directors (consistent with criteria approved by our Board) and recommend to our Board candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies or newly created directorships; (ii) develop and recommend to our Board and oversee the implementation of our corporate governance guidelines; (iii) oversee evaluations of our Board and (iv) recommend to our Board candidates for appointment to board committees. The nominating and corporate governance committee currently consists of Philip R. Martens, Donald T. Misheff, and Stephen M. Zide. Messrs. Misheff and Martens joined the nominating and corporate governance committee in March 2016 and September 2016, respectively. Mr. Misheff serves as chair of the nominating and corporate governance committee. Our Board has adopted a written charter under which the nominating and corporate governance committee operates. A copy of the charter is available on our website.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or the compensation committee of any other company that has any executive officers serving as a member of our Board or compensation committee.

2017 Proxy Statement	19

OUR COMPANY’S EXECUTIVE OFFICERS

Our Company’s Executive Officers

Biographical information concerning our President and Chief Executive Officer, Christopher D. Pappas, who also serves as a member of our board of directors, is set forth above under Proposal 1—Election of Directors.

Barry J. Niziolek, Executive Vice President and Chief Financial Officer. Mr. Niziolek, age 60, became the Company’s Chief Financial Officer in June 2016. From September 2006 through August 2015, Mr. Niziolek was a Vice President and Controller at E.I. DuPont de Nemours & Company (“DuPont”) where he was responsible for the company’s accounting controls, financial reporting, and financial planning and analysis. During his 34 years at DuPont, he held a wide range of finance roles, including as chief financial officer for the titanium and coatings businesses, as well as chief financial officer for the crop protection business. At DuPont, Mr. Niziolek acquired substantial experience in finance leadership, governance and compliance, board interactions, mergers and acquisitions, risk management, capital structure, corporate planning, new business development, and investor relations. Mr. Niziolek began his career at KPMG, where he was a senior auditor. Mr. Niziolek has a bachelor of science degree in accounting from Wilkes University and his MBA from University of Delaware. He is a certified public accountant.

Timothy M. Stedman, Senior Vice President and Business President, Basic Plastics & Feedstocks. Mr. Stedman, age 47, joined the Company as Senior Vice President and Business President, Basic Plastics & Feedstocks, in November 2015. In this role, he is responsible for business leadership for polystyrene, co-polymers, polycarbonate, and styrene monomer. As part of his role, he serves as a member of the operating committee of the Plastics Division of the American Chemistry Council. Prior to joining the Company, Mr. Stedman spent more than 20 years with ExxonMobil Chemical working in the U.K., the U.S., and Belgium. Most recently, Mr. Stedman was the Europe Business Director for ExxonMobil Chemical’s Basic Chemicals business, and prior to that was the Site Manager for the Fife Ethylene Plant (steam cracker) in Scotland. Stedman also led Global Sales and Marketing organizations for several ExxonMobil Chemical’s Polymers and Intermediates businesses, including the Santoprene business that was formally part of the Advanced Elastomers Systems joint venture with Monsanto. Mr. Stedman served on the boards of Petrochemicals Europe and the European Petrochemical Association until September 2015 and was also a member of the Energy and Climate Change Leadership Group of the International Council of Chemical Associations (ICCA). Mr. Stedman holds a degree in Chemical Engineering from the University of Manchester Institute of Science and Technology, U.K., and the Ecole Nationale Supérieure des Industries Chimiques, Nancy, France. He is also a Chartered Engineer and a Fellow of the Institute of Chemical Engineers (U.K.).

Hayati Yarkadas, Senior Vice President and Business President, Performance Materials. Mr. Yarkadas, age 48, joined the Company in November 2015 to lead the Rubber, Latex, and Performance Plastics businesses. Mr. Yarkadas has more than 20 years of experience in the materials business. From July 2013 to November 2015, Mr. Yarkadas led the food ingredient business of Tate & Lyle in Europe as Senior Vice President and General Manager, based in London. Prior to that, Mr. Yarkadas spent over 17 years with DuPont in many of its worldwide locations. Most recently Mr. Yarkadas served as General Manager of the DuPont Teijin Films joint venture from May 2009 to May 2013. Previously, he was Global Business Director for DuPont Advanced Glass Interlayers and held a series of roles in sales, sales management, Six Sigma, marketing, product management and business management in plastics and chemicals. Throughout his career, Mr. Yarkadas gained significant operating and global leadership skills with various roles in Turkey, the U.K., Switzerland, the U.S., and Luxembourg. Mr. Yarkadas has a master’s degree in Mechanical Engineering from Istanbul Technical University and an MBA from Imperial College London.

Angelo N. Chaclas, Senior Vice President, Chief Legal Officer, and Corporate Secretary. Mr. Chaclas, age 53, has been the Company’s Chief Legal Officer, Senior Vice President, and Corporate Secretary since January 2015. In his role, he provides legal support for all capital markets, transactional, compliance, commercial, regulatory, governance, intellectual property and other operational activities of the Company worldwide. Mr. Chaclas joined the Company in 2010 as Associate General Counsel and Chief Intellectual Property Counsel, where he managed the Company’s global intellectual property portfolio and supported the legal activities of several of the Company’s commercial businesses. Prior to joining the Company in 2010, Mr. Chaclas was Deputy General Counsel and Chief Counsel for the software division of Pitney Bowes where he led its Intellectual Property, Technology Law and Procurement legal functions. Mr. Chaclas holds a bachelor’s degree in Mechanical Engineering from Tufts University and a Juris Doctorate from Pace University.

Marilyn N. Horner, Senior Vice President—Human Resources. Ms. Horner, age 59, joined the Company as Senior Vice President of Human Resources in January 2011. Prior to joining the Company, Ms. Horner held a number of executive positions at NOVA Chemicals where she started her career in 1988. She served as the Senior Vice President and Chief Human Resources Officer for

20	2017 Proxy Statement

OUR COMPANY’S EXECUTIVE OFFICERS

NOVA Chemicals from 2008 to December 2010. Ms. Horner also held the positions of Vice President Finance and Controller, Olefins / Polyolefins Division; Vice President Human Resources and Organizational Effectiveness; and Vice President to the Chief Executive Officer. Ms. Horner holds a Bachelor of Commerce degree and an MBA from the University of Windsor in Ontario, Canada.

E. Jeffery Denton, Senior Vice President—Corporate Development and Business Services. Mr. Denton, age 51, joined the Company as Vice President—Shared Services and Feedstocks in June 2010 and was named Vice President—Corporate Development and Business Services in October 2014, and subsequently Senior Vice President in October 2015. Mr. Denton is responsible for the Company’s Feedstocks, Procurement, Supply Chain, Customer Service, Information Technology and Corporate Development activities. He previously served in a similar role at the Company (when it was a division of Dow) from September 2009 until June 2010 and as the Director of Joint Venture Implementation at Dow from February 2006 until September 2009. Polystyrene and Engineering Plastics from 1998 to January 2007. Mr. Denton received a bachelor’s degree in Business Administration from Alma College.

Catherine C. Maxey, Vice President—Public Affairs, Sustainability and Environment, Health and Safety. Ms. Maxey, age 51, joined the Company as Vice President—Public Affairs and Business Intelligence in June 2010. Previously she held positions of increasing responsibility at Dow, which she joined in 1988, most recently as Public Affairs director for Mergers & Acquisitions, Joint Ventures, Dow Portfolio Optimization/Divestitures and Manufacturing and Engineering from March 2009 until June 2010. She also served as Dow’s Business Public Affairs Director for Performance Chemicals from 2003 to June 2008. Ms. Maxey received a bachelor’s degree in Journalism/Science Writing from Lehigh University.

David P. Stasse, Vice President—Treasury and Corporate Finance. Mr. Stasse, age 46, joined the Company in July 2013 as Vice President and Treasurer with responsibility for all treasury and investor relations matters, including cash management, risk management, relationships with rating agencies and commercial banks, and financing matters. Mr. Stasse joined the Company from Freescale Semiconductor, Inc., a global semiconductor manufacturer that serves the automotive, networking, consumer and industrial markets, where he served as Vice President and Treasurer since July 2008, and Assistant Treasurer from August 2006 to July 2008. Mr. Stasse holds a MBA in Finance from the University of Maryland and a Bachelor of Science degree in Business Logistics from Penn State University.

2017 Proxy Statement	21

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

Certain Relationships and Related Transactions

Our Conflict of Interest Policy is designed to help our directors, executive officers, and employees address situations that may involve a conflict of interest, which may include related party transactions. These include situations in which an individual’s personal interests are in conflict with the interests of the Company; situations in which an individual or family member receives personal benefits as a result of his or her position with the Company; and situations that may otherwise cast doubt on his or her ability to act objectively with or on behalf of the Company. The Company annually surveys our executive officers and directors regarding potential conflicts of interest. If such conflicts are reported or found, the Legal Department and/or our Chief Compliance Officer will seek to mitigate or eliminate such potential or actual conflict of interest.

Our audit committee charter requires that the audit committee review and approve all related party transactions. The Company also has a written related parties policy. When related party transactions between us and our officers, directors and principal shareholders and their affiliates, are approved by the audit committee, it does so with the understanding that the terms of such transaction are no less favorable to us than those that we could obtain from unaffiliated third parties.

Share Repurchase and Secondary Offerings

On March 24, 2016, our former Parent, Bain Capital Everest Manager Holding SCA, sold an aggregate of 10,600,000 of our ordinary shares in a registered, underwritten public offering to Goldman, Sachs & Co. (the “Underwriter”). Concurrent with that offering, the Company repurchased a total of 1,600,000 of our ordinary shares from the Underwriter at a price of $35.63 per share, the same price per share paid by the Underwriter. As a result of the share repurchase, our former Parent received approximately $57,008,000 in proceeds from the Company. Five of our directors at that time, Messrs. Zide, Thomas, Plantevin, Hauser, and Vasseur, were affiliated with our former Parent. Therefore, the decision to repurchase 1,600,000 of our shares at $35.63 was delegated to a committee of disinterested directors consisting of our audit committee members.

During the year ended December 31, 2016, our former Parent also sold 37,269,567 ordinary shares pursuant to the Company’s shelf registration statement filed with the SEC. In connection with these secondary offerings, the Company incurred advisory, accounting, legal and printing expenses on behalf of the former Parent of $2.5 million during the year ended December 31, 2016. The Company was obligated to pay these expenses under a June 17, 2010 registration rights agreement entered into with our former Parent at the time of our Company’s formation. These expenses were included within “Selling, general and administrative expenses” in the Company’s 2016 consolidated statement of operations contained in its 2016 Annual Report on Form 10-K. During the period of these transactions, six of our directors, Messrs. Zide, Thomas, Plantevin, Hauser and Vasseur and Ms. Springham, were affiliated with our former Parent.

22	2017 Proxy Statement

STOCK OWNERSHIP INFORMATION

Stock Ownership Information

The following table sets forth information regarding the beneficial ownership of our ordinary shares, nominal value $0.01, as of April 14, 2017 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our ordinary shares;

•	each of our named executive officers, director nominees and directors; and

•	all of our directors, director nominees and executive officers as a group.

As of April 14, 2017, we had 44,068,347 ordinary shares outstanding (excluding treasury shares), all of which were held by public investors (including certain of our directors and executive officers), the details of which are reflected in the table below.

Information with respect to beneficial ownership has been furnished by each director, director nominee, officer or beneficial owner of more than 5% of our ordinary shares. We have determined beneficial ownership in accordance with SEC rules. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of ordinary shares deemed outstanding includes shares issuable upon exercise of options and held by the respective person or group which may be exercised or converted within 60 days after April 14, 2017. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Mr. Pugh has been excluded from the table since he is no longer required to file reports with the SEC for all of his equity transactions due to his March 1, 2017 retirement. As of March 1, 2017, Mr. Pugh held 83,880 shares, which included 56,151 vested options.

Unless otherwise indicated below, the address for each listed director, director nominee, officer and shareholder is c/o Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Name	Number of Shares of Company	Percentage
Management
Christopher D. Pappas(1)	212,733	*
Barry J. Niziolek	—	*
Timothy M. Stedman(2)	7,510	*
Hayati Yarkadas(2)	9,610	*
Joseph Alvarado	—	*
Jeffrey J. Cote	12,652	*
Pierre-Marie De Leener	6,377	*
Jeannot Krecké	—	*
K’Lynne Johnson	—	*
Philip R. Martens	—	*
Donald T. Misheff	3,074	*
Craig A. Rogerson	—	*
Stephen M. Zide	3,128	*
All Directors, Nominees and Executive Officers as a Group (19 persons)(3)	287,146	*

*	Indicates less than one percent.

(1)	The number of shares of the Company includes 202,733 vested options.

(2)	The number of shares of the Company includes 7,510 vested options.

(3)	The number of shares of the Company includes 243,615 vested options.

2017 Proxy Statement	23

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2016 with respect to compensation plans under which ordinary shares of the Company may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	1,833,083	(1)	$23.18	(2)	2,614,702
Equity compensation plans not approved by securityholders	—		—		—
Total	1,833,083		$23.18		2,614,702

(1)	Includes 722,783 restricted share units and 1,110,300 options to purchase shares that have been granted under the approved Trinseo S.A. 2014 Omnibus Incentive Plan and remain outstanding as of December 31, 2016. The restricted stock unit awards will result in the issuance of shares immediately upon vesting, while the options to purchase shares will result in securities to be issued upon exercise.

(2)	Represents the weighted-average exercise price of the above-mentioned options to purchase shares.

24	2017 Proxy Statement

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting requirements. When requested, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and will file these reports on their behalf. Based solely on a review of the copies of such forms in our possession, and on written representations from our current directors and executive officers, we believe all of our executive officers and directors filed the required reports on a timely basis under Section 16(a) during 2016.

2017 Proxy Statement	25

PROPOSAL 4–ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Proposal 4–Advisory Vote on Named Executive Officer Compensation

The Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement describes our executive compensation program and the compensation of our named executive officers for fiscal 2016. The Board is asking shareholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the shareholders of Trinseo S.A. APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As described in detail in the Compensation Discussion and Analysis, we have a total compensation approach focused on performance-based incentive compensation that seeks to:

•	Attract and retain industry-leading talent;

•	Link compensation actually paid to achievement of our financial, operating and strategic goals;

•	Reward individual performance and contribution to our success; and

•	Use performance measures, including financial and non-financial goals that align our named executive officers’ interests with those of our shareholders.

We believe Trinseo’s performance demonstrates the effectiveness of our compensation program.

The Board is asking shareholders to support this proposal, as it does annually. Although the vote we are asking you to cast is non-binding, the compensation committee and the Board value the views of our shareholders as expressed in their votes. The Board and the compensation committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

26	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis (CD&A) section is intended to provide information about our 2016 compensation objectives and programs for our named executive officers. For 2016, our named executive officers, or NEOs, were:

Name	Position
Christopher D. Pappas	President and Chief Executive Officer
Martin Pugh*	Executive Vice President and Chief Operating Officer
Barry J. Niziolek	Executive Vice President and Chief Financial Officer
Timothy M. Stedman	Senior Vice President and Business President, Basic Plastics and Feedstocks
Hayati Yarkadas	Senior Vice President and Business President, Performance Materials

*	Mr. Pugh retired from the Company effective March 1, 2017.

This CD&A is divided into the following sections:

•	Executive Summary

•	Compensation Philosophy and Design

•	How We Make Compensation Decisions

•	2016 Compensation Structure & Performance

•	Other Compensation and Tax Matters

Executive Summary

Business Achievements

We had record financial performance in 2016, which included steady improvement within our Performance Materials division, as well as record results from our Basic Plastics & Feedstocks division. Our results reflected our continued efforts on investing in growth areas, reducing costs through streamlining our portfolio and asset footprint, generating cash, and improving our net leverage and reducing interest expense. We also had record environmental, health and safety performance as measured by our Responsible Care® program goals, with zero process safety incidents, and only two spills and four recordable injuries. As a result the annual cash incentive plan bonuses paid to our NEOs ranged from approximately 144% to 150% of the target bonus amount.

Consideration of 2016 Advisory Vote on Executive Compensation

The compensation committee regularly reviews the philosophy, objectives and elements of our executive compensation programs in relation to our short- and long-term business objectives. As part of this review, the compensation committee considers the views of shareholders as reflected in their annual advisory vote on our executive compensation proposal. At our 2016 annual general meeting of shareholders, our executive compensation proposal received support from approximately 83.4% of the votes cast. We continue to evaluate opportunities to enhance our compensation programs to attract top talent and provide further alignment with the interest of our shareholders.

In 2016 we adopted a clawback policy that allows incentive-based compensation to be clawed back to the extent it was awarded on the achievement of financial results that become subject to an accounting restatement that should have resulted in the executive receiving a lower amount of compensation had our financial results been properly reported. See “Compensation Philosophy and Design—Maintaining Best Practices Regarding Executive Compensation.”

For 2017, we have also changed our compensation program to put a greater focus on at-risk, long-term incentive-based compensation by including performance award stock units (“PSUs”) as a component of our executives’ target equity compensation. Executive target equity compensation will now be delivered in the form of stock options (30%), restricted stock units (30%), and PSUs (40%). We believe the addition of PSUs, along with providing a higher concentration of equity compensation in PSUs over the other equity compensation components, will provide greater alignment between our executive compensation program and the creation of shareholder value through the Company’s long-term strategic initiatives.

The PSUs will vest on the third anniversary of the grant date, subject to the Company’s relative total shareholder return (“TSR”) performance, assuming the reinvestment of dividends, against the performance of 59 other chemical companies with shares

2017 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

traded on a major U.S. stock exchange and have a market capitalization exceeding $500 million dollars at the time the award is granted. The amount of PSUs that will vest are generally as follows:

Trinseo Percentile Ranking Relative to Peer Group	% of Target Shares Vested*
Under 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile	200%

*	Vesting is interpolated between the 25th and 50th and between the 50th and 75th percentiles

Regardless of the targets above vesting will be capped at 100% of target if the Company’s TSR is negative for the performance period. Additionally, the total value of the awards delivered at vesting is capped at three times the target shares multiplied by the grant date share price. Because we assume reinvestment of dividends, dividend equivalents will accrue during the performance period. However, dividend equivalents will be paid only if and to the extent the PSUs vest, since we do not believe the executives should receive the benefit of such dividend earnings if the performance criteria associated with the PSU award is otherwise not met.

In fiscal 2016, our Board also changed the composition of the compensation committee and plans to add additional members from its newly appointed directors. We believe the new composition will provide a fresh perspective on compensation matters.

Compensation Philosophy and Design

Overview

Our executive compensation policies and programs are designed to attract, retain and motivate key executives through competitive and cost effective programs that reinforce executive accountability and reward the achievement of business and individual results. Executive compensation consists of four main elements: (1) base salary, (2) annual cash incentive awards, (3) long-term incentive compensation, and (4) retirement savings and benefit programs. The relative weighting of each element is aligned with our philosophy of linking pay to performance. A substantial percentage of our executives’ compensation is provided in the form of performance-based variable compensation with a greater emphasis on variable components for our senior executives. Annual cash awards are directly linked to corporate results and short-term performance measures, including financial and non-financial goals. Our equity incentive awards align our executives’ interest with those of our shareholders and our long-term business objectives. Executive retirement and benefits programs are generally consistent with the broader employee programs offered in the country where an executive primarily provides services to the Company. We provide limited perquisites to our executives and senior management, and such perquisites are only provided to the extent that they reflect particular business needs and objectives.

We strive to provide our NEOs with a compensation package that is market competitive within our industry and recognizes and rewards superior individual and company performance.

28	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Mix

The chart below shows the 2016 target mix of compensation between salary and short- and long-term incentive compensation for Mr. Pappas and our other NEOs as a group. Long-term incentive compensation remains the largest component of our NEOs’ compensation in order to incentivize long-term value creation and to provide continued alignment between the interests of our NEOs and shareholders.

CEO Target Compensation	Average Target Compensation for All Other NEOS

Maintaining Best Practices Regarding Executive Compensation

Our compensation committee intends to compensate our NEOs in a manner that is consistent with the objectives and design principles outlined above. We have adopted the following compensation practices, which are intended to promote strong corporate governance and alignment with shareholder interests:

Compensation Committee Practices

Clawback and Recoupment Policies

We have the right to clawback incentive-based compensation to the extent it was awarded on the achievement of financial results subject to an accounting restatement that should have resulted in the executive receiving a lower amount of compensation had our financial results been properly reported. The Company’s board of directors can recoup this compensation by requiring the reimbursement of compensation previously paid, cancelling outstanding vested or unvested equity awards, or taking any other action permitted by law.

Our equity award agreements also provide for the recoupment of all or part of any annual incentive compensation if there is a breach by the executive of his award agreement or any non-competition, non-solicitation, confidentiality or similar covenant or agreement with us or an overpayment of incentive compensation due to inaccurate financial data.

Share Ownership Guidelines

The compensation committee has adopted share ownership guidelines (i) equal to six times base salary for the CEO, and (ii) equal to two times base salary for our other NEOs. The guideline must be achieved by January 1, 2021, or for newly hired executives 5 years from their hire date.

Until the guideline is met, the executive must retain as a holding requirement: (i) 50% of the shares issued after vesting and settlement of restricted stock units (shares net of all applicable taxes), and (ii) 50% of the shares issued following the exercise of a stock option (after satisfaction of the exercise price and net of all applicable taxes and full cost to exercise).

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COMPENSATION DISCUSSION AND ANALYSIS

Mitigate Undue Risk	We mitigate undue risk in our compensation program by instituting strong governance policies such as capping potential payments, utilizing multiple performance metrics, striking a balance between short- and long-term incentives and adopting share ownership requirements.
Compensation at Risk	We grant a high percentage of at-risk compensation to our executive officers. We believe this is essential to creating a culture of pay-for-performance.
Risk Assessment	The compensation committee regularly assesses whether our compensation programs and arrangements for our employees encourage excessive risk-taking to ensure that our plans and awards are designed and working in a manner that does not encourage excessive risk taking.
Anti-Hedging and Pledging Policy	We prohibit our executive officers from hedging or pledging the Company’s securities.
Independent Compensation Consultant	The compensation committee retains and annually reviews the independence of its compensation consultant.

How We Make Compensation Decisions

Our compensation committee is responsible for, among other matters: (1) reviewing key executive compensation goals, policies, plans and programs; (2) reviewing the compensation of our executive officers; (3) reviewing and approving employment agreements and other similar arrangements between the Company and our executive officers; and (4) administering our equity-based plans and other incentive compensation plans.

Our Chief Executive Officer reviews annually with the compensation committee each NEO’s performance (other than his own) and recommends to the compensation committee appropriate base salary, annual cash incentive awards and long-term equity incentive awards (to the extent applicable with respect to a particular year) for these NEOs. Based upon the recommendations of our Chief Executive Officer and after considering the objectives of our executive compensation program, as described above, as well as the factors described below under “—Use of Benchmarking Comparison Data”, the compensation committee makes the final recommendation to the Board for annual compensation packages of our executive officers. With respect to our Chief Executive Officer, the compensation committee and/or the Board reviews annually his performance and the compensation committee recommends to the Board his base salary, annual cash incentive awards and grants of long-term equity incentive awards based on the compensation committee’s assessment of his performance, as approved by the Board.

In making decisions with respect to any element of a NEO’s compensation, the compensation committee considered the total compensation that may be awarded to the executive, including salary, annual cash incentive awards and long-term incentive compensation. In addition, in reviewing and approving employment agreements for our NEOs, the compensation committee considered the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the executive’s employment under a variety of circumstances. Our goal is to award compensation that is competitive to attract and retain highly qualified leaders and that motivates them to drive strong business performance. We believe that our compensation programs align executive and shareholder interests, while allowing compensation to vary based on each executive’s individual contributions to the Company and to the Company’s overall performance.

Use of Benchmarking Comparison Data

In 2015, the compensation committee selected a peer group of companies, with assistance from Willis Towers Watson, for use in making 2016 compensation decisions, with respect to the total mix and amount of compensation. This peer group consists of companies in the chemical and chemical-related industries, as well as companies in the container and packaging and paper and forest product industries. The compensation committee reviewed various market-based metrics of the peer group that it deemed appropriate, which included enterprise value, revenue, market capitalization, and EBITDA margins, to establish compensation benchmarks.

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COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee may annually review the companies included in our peer group and may add or eliminate companies as it determines to be appropriate. The peer group selected for making fiscal 2016 compensation decisions consisted of the following 22 companies:

A. Schulman, Inc.	Eastman Chemical Company	PolyOne Corporation
Axiall Corporation	Ferro Corporation	Resolute Forest Products Inc.
Berry Plastics Group, Inc.	Graphic Packaging Holding Company	RPM International Inc.
Boise Cascade Company	Greif, Inc.	Silgan Holdings Inc.
Cabot Corporation	HB Fuller Company	Stepan Company
Celanese Corporation	Kraton Performance Polymers, Inc.	Tronox Limited
Chemtura Corporation	Olin Corporation
Domtar Corporation	OMNOVA Solutions Inc.

Additionally, the compensation committee reviewed various data from Willis Towers Watson databases to supplement data from the peer group. This data allowed the compensation committee to obtain a broader understanding of market compensation levels.

The compensation committee has retained Willis Towers Watson as its independent compensation consultant. Willis Towers Watson provides the compensation committee with advice on a broad range of executive compensation matters. The scope of their services includes, but is not limited to, the following:

•	Apprising the compensation committee of compensation-related trends and developments in the marketplace;

•	Informing the compensation committee of regulatory developments relating to executive compensation practices;

•	Providing the compensation committee with an assessment of the market competitiveness of the Company’s executive compensation;

•	Assessing the composition of the peer companies used for comparative purposes;

•	Assessing the executive compensation structure to confirm that no design elements encourage excessive risk taking; and

•	Identifying potential changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with shareholder interests.

During fiscal 2016, Willis Towers Watson attended all regularly scheduled meetings of the compensation committee.

In addition to providing the compensation committee with these executive compensation consulting services in 2016, for which it received aggregate fees of $200,000, Willis Towers Watson also provided the Company with the following additional services for which it received fees totaling $290,000: international actuarial support for the Company’s pension and postretirement benefit plans; actuarial support for one of the Company’s domestic welfare benefit plans; and compensation support to management. Before Willis Towers Watson undertook any compensation support work for the Company’s management, the compensation committee was consulted and approved the scope of work.

The compensation committee actively considered the range of the additional services that Willis Towers Watson was already providing to the Company when it made the decision to retain Willis Towers Watson as its independent compensation consultant in 2016. The compensation committee assessed the independence of Willis Towers Watson pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently representing the compensation committee.

2016 Compensation Structure & Performance

The principal components of our executive compensation program include both short-term and long-term compensation. Short-term compensation consists of an executive’s annual base salary and annual cash incentive award. Long-term compensation may include grants of share-based incentives as determined by the compensation committee and approved by the Board. Certain elements of compensation of our NEOs were determined through direct negotiation with the executives at the time of their hiring.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Setting appropriate levels of base pay allows us to attract and retain an executive leadership team that will continue to meet our commitments to customers, sustain profitable growth and create value for our shareholders. The base salaries for our NEOs were determined based on the scope of their responsibilities and our compensation committee members’ collective knowledge of competitive compensation levels, as well as competitive compensation benchmarking data from Willis Tower Watson based on our peer group. Base salaries are reviewed annually by the compensation committee and adjusted from time to time to reflect individual responsibilities, performance and experience, as well as market compensation levels. In 2016, Mr. Pappas’ base salary was raised to $1,100,000 from $1,050,000 effective January 1, 2016. None of the other NEOs received an increase to his base salary in 2016.

Annual Cash Incentive Plan

Our annual cash incentive plan is designed to create a pay for performance culture by aligning the compensation program to the achievement of our strategic and business objectives and with shareholder interests. Our business objectives are to: (1) provide a safe working environment; (2) deliver strong recurring profits relative to our industry; (3) effectively manage our working capital; (4) demonstrate effective cost management; and (5) provide EBITDA growth that is stronger than the industry. The actual amount that will be paid in respect of an annual cash incentive awards is based on a combination of the achievement of Company performance goals as well as individual performance. The performance goals and metrics are recommended by the compensation committee to the Board at the beginning of the year. At the end of the year, the amount paid to each NEO is based on the achievement of the Company performance goals and an assessment of the executive’s overall performance.

For 2016, the annual cash incentive plan was designed to align our executives’ compensation with the Company’s business plan and priorities for the year, and reward performance based on the following three components:

•	Responsible Care®: Injuries, Spills and Process Safety Incidents (PSIs);

•	EBITDA: Adjusted as described below; and

•	Individual Goals: Performance against defined business/functional and individual goals.

We believe best-in-class environmental, health and safety metrics, as well as individual performance, are important measures for establishing performance objectives and measuring the performance of our NEOs. We are a Responsible Care® company and our environment, health and safety policy states that protecting people and the environment is part of everything we do and every decision we make. Each employee has a responsibility to ensure that our products and operations meet applicable government and Company standards.

The 2016 annual cash incentive plan includes three key environment, health and safety metrics that we track for our Company—Recordable Injuries as defined by OSHA, Process Safety Incidents as defined by the American Chemistry Council, and Loss of Primary Containment, which is defined as any physical device used to contain a chemical or plastic resin as part of our manufacturing processes. Incentive payouts with respect to these metrics are determined based on our achievement rating for Responsible Care® performance and in accordance with the threshold, target and maximum levels set forth in the table below.

In 2016, Company financial performance metrics were based on an Adjusted EBITDA target of $343 million and threshold EBITDA of $274 million (in each case, excluding earnings from our joint ventures and Feedstocks segment of $145 million and $73 million, respectively, and including an adjustment of $30 million to reflect the impact of raw material timing). We believe that Adjusted EBITDA is a key measure of our financial performance, removing the impacts of our capital structure (such as interest expense), asset base (such as depreciation and amortization) and tax structure as well as other non-recurring items. Therefore, for purposes of the annual cash incentive plan, we define Adjusted EBITDA, which is considered a non-GAAP measure, as net income (loss) from continuing operations before interest expense, net provision for income taxes; depreciation and amortization expense; asset impairment charges; loss on extinguishment of long-term debt, gains or losses on the disposition of businesses and assets, restructuring and other non-recurring items. Our Adjusted EBITDA performance target metric for the 2016 annual cash incentive awards is set consistent to our 2016 business plan that was approved by the Board, but is also adjusted to exclude earnings from the Company’s joint ventures and its Feedstocks segment and to exclude the impacts of raw material timing. See “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Performance Measures” of our Annual Report on Form 10-K for more information on our approach to calculating Adjusted EBITDA. We exclude the earnings of our joint ventures because the Company does not have direct control of their day-to-day operations. We exclude the earnings of our Feedstocks segment and the impacts of raw material timing because market volatility within this segment and timing impacts are generally outside of our executives’ control but can have a significant positive or negative impact on the Company’s financial performance.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below shows the weight and targets of the component metrics, along with the payout opportunity for the annual cash incentive plan.

Performance Goal	Weight	Threshold	Level of Performance Target	Exceeds
1. Responsible Care®
Recordable Injuries*	5%	8	6	4
Loss of Primary Containment*	5%	10	7	4
Process Safety Incidents*	5%	2	1	0
Sub-total	15%
2. Financial Performance
2016 EBITDA Target (Per 2016 Business Plan)	60%	$274M	$343M	$403M
3. Individual Goals	25%
Total Opportunity at Target	100%
Maximum Opportunity	200%

*	Metrics represent incident count.

In 2016, our achievement rating for Responsible Care® performance qualified each NEO for a 30% annual cash incentive award payout for the Responsible Care® component. In addition, based on our 2016 audited financial results, our compensation committee determined that our financial performance component resulted in 82% of the Adjusted EBITDA portion of the bonus becoming payable. Actual results for Responsible Care® and Adjusted EBITDA financial performance are set forth below:

	% of Metric Weight		Level of Performance
		Actual	Threshold	Target	Exceeds
Responsible Care®
Recordable Injuries*	10%	2	8	6	4
Loss of Primary Containment*	10%	4	10	7	4
Process Safety Incidents*	10%	0	2	1	0
Responsible Care Total	30%
Financial Performance (Adjusted EBITDA)	82%	$365M	$274M	$343M	$403M

*	Metrics represent incident count.

In addition, each NEO had personal performance goals that included, depending on the individual: corporate or business EBITDA; asset, product optimization and customer profitability; organizational effectiveness; people leadership, and cost management. The results achieved against each of these goals were assessed by the compensation committee and ratings were assigned.

During 2016, the target bonus under this plan for each NEO was based on a percentage of base salary ranging from 150%, in the case of Mr. Pappas, to 75%, in the case of Mr. Pugh, 70% in the case of Mr. Niziolek and 60% in the case of Messrs. Stedman and Yarkadas. The table below shows the 2016 target annual incentive award for each NEO and the actual award payable, based on our performance and the individual’s performance.

NEO	Target Percentage	Target Amount	Actual Amount
Christopher D. Pappas	150%	$1,650,000	$2,467,960
Martin Pugh(1)	75%	$454,500	$653,344
Barry J. Niziolek(2)	70%	$350,000	$273,000
Timothy M. Stedman(1)	60%	$272,700	$396,779
Hayati Yarkadas(1)	60%	$272,700	$402,574

(1)	Messrs. Pugh, Stedman, and Yarkadas’ compensation is payable in CHF and was converted using the foreign exchange rate of US$1.01 to CHF1.00. This rate was determined by averaging the exchange rates in effect during 2016.

(2)	Mr. Niziolek’s actual amount was pro-rated to reflect his June 2016 hire date.

2017 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

The table below shows the contribution of each performance metric under our annual cash incentive plan to the actual bonus award earned by our NEOs. All values in this table are shown as a percentage of target.

NEO	Responsible Care (15%)	EBITDA (60%)	Individual Goals (25%)	Actual Award as a % of Target
Christopher D. Pappas	200%	136%	150%	149.5%
Martin Pugh	200%	136%	127%	143.8%
Barry J. Niziolek	200%	136%	128%	144.0%
Timothy M. Stedman	200%	136%	134%	145.5%
Hayati Yarkadas	200%	136%	143%	147.6%

Long-Term Equity Incentive Compensation

In February 2016, our Board approved equity award grants to certain key employees, including for NEOs Pappas, Pugh, Stedman and Yarkadas. Mr. Niziolek’s equity award grant was approved in June 2016 due to timing of his start of service with the Company. Each of our NEOs received a grant of restricted stock units and options to purchase our ordinary shares based on a target percentage of their base salary, as shown in the table below. These awards are subject to time-based vesting conditions, with restricted share unit awards vesting in full on the third anniversary of the date of grant and options vesting in three equal annual installments beginning on the first anniversary of the date of grant, in each case generally subject to a NEO’s continuous employment with us on the applicable vesting date.

Our Board chose to grant long-term incentives in the form of stock options and restricted stock units to align the interests of our executives with those of our shareholders, encourage a longer-term view on the part of our executives, and to provide a retention tool, primarily in the form of restricted stock units since they will not vest until the third anniversary of the date of grant. Fifty percent of the grant date value of each NEO’s 2016 award was in the form of stock options and the other fifty percent in the form of restricted stock units. Our board considers the stock options to be performance-based because a stock option will only have value to the extent that our stock price increases after the date the stock option is granted.

For 2017, the Board changed its long-term incentive compensation components to put a greater focus on at-risk, long-term incentive-based compensation by including performance award stock units (“PSUs”) as 40% of the executive’s target equity compensation. The PSUs will vest on the third anniversary of the grant date, subject to the Company’s relative TSR performance. We believe the addition of PSUs, along with providing a higher concentration of equity compensation in PSUs as compared to our restricted stock unit and stock option components, will provide greater alignment between our executive compensation program and the creation of shareholder value through the Company’s long-term strategic initiatives.

Name	Target Percentage	Target Amount
Christopher D. Pappas	450%	$4,950,000
Martin Pugh(1)	175%	$1,069,006
Barry J. Niziolek	155%	$775,000
Timothy M. Stedman(1)	100%	$458,146
Hayati Yarkadas(1)	100%	$458,146

(1)	Messrs. Pugh, Stedman, and Yarkadas’ compensation is payable in CHF and the above target amount was converted using the foreign exchange rate of US$1.01 to CHF1.00. This rate was determined by averaging the exchange rates in effect during 2016.

Other Compensation and Tax Matters

Retirement Benefits

Our qualified U.S. savings plan (the “401(k) plan”) provides for (1) annual discretionary Company contributions and (2) employer matching contributions to be credited to participants’ accounts. The U.S.-based NEOs participate in this plan on the same basis as our other employees. We also maintain a non-qualified U.S. savings and deferral plan in which each of our U.S.-based NEOs participates. This plan allows participants to defer a portion of their compensation on a pre-tax basis, with matching contributions from the Company that are payable at a future date based on the terms of the plan. Additionally, the plan provides for discretionary Company contributions in connection with earnings that are in excess of the limitations set forth in the 401(k) Plan.

34	2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our NEOs do not participate or have account balances in any qualified or non-qualified defined benefit pension plans sponsored by the Company, with the exception of Messrs. Pugh, Stedman, and Yarkadas who participate in our Switzerland-based defined contribution retirement plan. Additionally, under the terms of his employment agreement, Mr. Pugh received a one-time retirement allowance of $202,138, in connection with his retirement.

Pursuant to the terms of Mr. Pappas’s employment agreement, he is entitled to a retirement benefit payable in the form of a cash lump sum upon his retirement or other termination of employment in an amount determined in accordance with a formula contained in his employment agreement as described in more detail under “Executive Compensation—Pension and Other Postretirement Benefits—Supplemental Employee Retirement Benefit” below.

Severance Benefits

Our NEOs are eligible for severance benefits under their employment agreements upon certain terminations of employment. The agreements provide the NEOs, except Mr. Pappas, with severance benefits in an amount equal to 1.5 times the sum of the executive’s annual base salary and target bonus. Mr. Pappas is eligible for severance benefits in an amount equal to 2.0 times the sum of his annual base salary and target bonus.

Change-in-Control Severance Benefits

We provide change-in-control severance benefits to certain executives, including our current NEOs. These change-in-control severance benefits are intended to minimize the distraction and uncertainty that could affect key management in the event we become involved in a transaction that could result in a change in control of the Company and to enable the executives to impartially evaluate such a transaction. Under the terms of these agreements, each NEO is entitled to a lump sum payment equal to the severance benefits set forth above (rather than payment of severance benefits in installments) if the NEO experiences a termination of employment other than for cause or in the event the NEO resigns for good reason, as defined in the agreements, within two years following a change-in-control of the Company. Mr. Pappas is also entitled to a so-called 280G gross-up with respect to certain payments that may be made to him in connection with a change in control, a benefit that was negotiated at the time Mr. Pappas was hired by us. The compensation committee does not intend to include a 280G gross-up in any new employment agreements or amendments to existing agreements with any other executives.

Other Compensation

Each NEO is eligible to participate in our generally-applicable benefit plans, such as savings, medical, dental, group life, disability and accidental death and dismemberment insurance, in accordance with country practices. Additionally, the Company may offer certain perquisites to certain executives when appropriate or necessary to recruit or retain talented and qualified individuals. As a Company that operates worldwide, we often offer certain types of perquisites to our executives, such as moving or commuting expenses, in order to compensate individuals who relocate. See the footnotes to the “Summary Compensation Table” and the “Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” below for more details regarding the other compensation paid to our NEOs.

Tax and Accounting Considerations

Section 162(m) of the Code imposes a limit of $1,000,000 on the amount that a publicly-traded company may deduct for federal income tax purposes in any taxable year for compensation paid to our CEO and the three other highest-paid NEOs, other than our CFO, who are employed as of the end of the year. To the extent that compensation is “performance-based” within the meaning of Section 162(m) or to the extent that compensation meeting certain requirements is paid during a limited period of time following our IPO, the Section’s limitations will not apply. To qualify as performance based, compensation must, among other things, be paid pursuant to a shareholder approved plan upon the attainment of objective performance criteria.

Our compensation committee believes that the tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policies and in rewarding superior executive performance. However, the compensation committee reserves the right to approve the payment of compensation to our executive officers that does not qualify as “performance-based” within the meaning of Section 162(m) and therefore, may not be deductible for federal income tax purposes.

In determining variable compensation program designs, our compensation committee also considers other tax and accounting implications of particular forms of compensation, such as the implications of Section 409A of the Code governing deferred compensation arrangements and favorable accounting treatment afforded certain equity based plans that are settled in shares.

2017 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

Timing of Awards

We regularly award annual equity grants to our executive officers in February of each year, so as to provide a pre-set schedule for our equity grants that won’t be impacted by events external or internal to the Company. New hires may, depending on the timing of their hire, be eligible for a grant at the next board meeting following his or her hire.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section (the “CD&A”) required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board that the CD&A be included in this proxy statement on Schedule 14A.

THE COMPENSATION COMMITTEE

Stephen M. Zide

Jeffrey Cote

Phillip Martens

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EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by our NEOs for the years ended December 31, 2016, 2015, and 2014, as applicable. For additional information, please read the footnotes and narrative disclosures that follow the table.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Changes in Pension Value and Non- qualified Deferred Compensation Earnings ($)(6)(7)	All Other Compensation ($)(8)	Total ($)
Christopher D. Pappas President and Chief Executive Officer	2016	$1,100,000	$—	$2,475,010	$2,409,702	$2,467,960	$315,140	$180,961	$8,948,773
	2015	$1,050,000	$—	$2,100,000	$2,100,000	$2,693,250	$2,048,653	$164,000	$10,155,903
	2014	$1,000,001	$500,000	$—	$—	$1,218,725	$2,865,711	$165,104	$5,749,541
Martin Pugh(9) EVP & Chief Operating Officer	2016	$606,000	$—	$534,518	$520,402	$653,344	$415,550	$—	$2,729,814
	2015	$622,200	$—	$467,560	$467,560	$662,249	$184,440	$—	$2,404,009
	2014	$603,900	$549,000	$—	$—	$271,030	$424,591	$—	$1,848,521
Barry J. Niziolek EVP & Chief Financial Officer	2016	$259,615	$—	$387,524	$387,964	$273,000	$—	$20,135	$1,328,238
Timothy M. Stedman(9) SVP and Business President, Basic Plastics and Feedstocks	2016	$454,500	$459,550	$229,083	$223,033	$396,779	$163,198	$138,796	$2,064,939
Hayati Yarkadas(9) SVP and Business President, Performance Materials	2016	$454,500	$202,000	$229,083	$223,033	$402,574	$162,184	$174,301	$1,847,675

(1)	The amount shown for Mr. Niziolek represents the portion of base salary he received during the period between his hire date of June 13 and December 31, 2016. Prior to Mr. Niziolek’s hiring Mr. Pappas served as the Company’s interim Chief Financial Officer.

(2)	The amount in this column for Mr. Pappas reflects his special retention award paid in 2014. The amount in this column for Mr. Pugh reflects a retention bonus as part of his employment agreement, of which CHF 500,000 was paid in 2014. The amount in this column for Messrs. Stedman and Yarkadas reflect the retention bonuses of CHF 455,000 and CHF 200,000, respectively, paid in 2016. The retention bonuses for Messrs. Stedman and Yarkadas were compensation for grants from previous employers that were forfeited upon their employment with the Company.

(3)	The amount in this column reflects the fair value of restricted stock unit awards granted in the periods presented, calculated in accordance with ASC 718. The assumptions used for determining fair value are described in Note 17 to our consolidated financial statements filed with our Annual Report on Form 10-K. There were no grants of restricted stock unit awards under the 2014 Omnibus Incentive Plan prior to 2015.

(4)	The amount in this column reflects the fair value of option awards granted in the periods presented, computed using the Black-Scholes pricing model, whose inputs and assumptions are as of the grant dates and described in Note 17 to our consolidated financial statements filed with our Annual Report on Form 10-K. There were no grants of option awards under the 2014 Omnibus Incentive Plan prior to 2015.

(5)	This amount includes each NEO’s earned cash incentive payout as discussed in “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Plan” above.

(6)	The amount in this column reflects the aggregate change in the actuarial present value of the applicable named executive officer’s accumulated benefit under our defined benefit pension plan and arrangements in respect of each year in the table, as follows: for Messrs. Pappas, Pugh, Stedman and Yarkadas for the year December 31, 2016 $315,140, $415,550, $163,198, and $162,184, respectively; for Messrs. Pappas and Pugh for the year December 31, 2015 $2,048,653 and $184,440, respectively; for Messrs. Pappas and Pugh for the year ended December 31, 2014 $2,865,711 and $424,591, respectively. Mr. Niziolek did not participate in pension and other postretirement benefit arrangements. Please see “— Pension and Other Postretirement Benefits” for a description of these arrangements.

(7)	No amount is reported with respect to earnings on non-qualified deferred compensation plans because above market rates are not provided under such plans. See “— U.S. Non-Qualified Deferred Compensation Table” below for information with respect to the NEOs’ deferred compensation amounts for 2016.

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EXECUTIVE COMPENSATION

(8)	Included in “All Other Compensation” for fiscal year 2016 were the following items:

NEO	401k Plan(i)	Non-qualified deferred comp plan(ii)	Dependent Education(iii)	Executive Education(iv)	Living Stipend(v)	Tax Gross-up(vi)	Other(vii)	Total
Christopher D. Pappas	$21,327	$158,050	—	—	—	—	$1,584	$180,961
Barry J. Niziolek	$19,404	—	—	—	—	—	$731	$20,135
Timothy M. Stedman	—	—	—	—	$72,720	$51,036	$15,040	$138,796
Hayati Yarkadas	—	—	$93,200	$15,755	—	$58,175	$7,171	$174,301

(i)	Represents Company matching and discretionary contributions to the 401(k) Plan for Messrs. Pappas and Niziolek.

(ii)	Represents Company matching and discretionary contributions to our non-qualified deferred compensation plan (such amounts are also included in the “U.S. Non-Qualified Deferred Compensation Table” below).

(iii)	Represents education expenses provided to Mr. Yarkadas’ dependents, which primarily consists of the payment of $89,765 of tuition for his two minor children provided for in his employment agreement, with the remainder being local language lessons for his spouse. Please see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of Mr. Yarkadas’ employment agreement.

(iv)	Represents reimbursements for executive and local language education for Mr. Yarkadas.

(v)	Represents Mr. Stedman’s temporary CHF 6,000 monthly incidental living expense allowance. Please see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of Mr. Stedman’s employment agreement.

(vi)	Mr. Stedman received a gross-up for tax purposes on the living stipend paid to him. Mr. Yarkadas received a gross-up for tax purposes on the tuition paid on behalf of his minor children. Please see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of Messrs. Stedman’s and Yarkadas’ employment agreements.

(vii)	Represents the aggregate of all other compensation items paid to the NEOs for personal benefits, which individually do not exceed $10,000. For Messrs. Pappas and Niziolek these amounts represent group life insurance premiums. For Messrs. Stedman and Yarkadas, the amount in this column includes $7,915 and $7,171, respectively, for tax planning services. For Mr. Stedman, this column also includes $7,125 in personal commuting expenses paid to him under his employment agreement. Please see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of Mr. Stedman’s employment agreement.

(9)	Compensation for Messrs. Pugh, Stedman and Yarkadas was paid or is payable in CHF. The amount of compensation earned or received during 2016, 2015, and 2014 was converted using the foreign exchange rate of US$1.01 to CHF1.00, US$1.037 to CHF1.00, and US$1.098 to CHF1.00, respectively. These rates have been determined by averaging the exchange rates in effect for each calendar year.

Grant of Plan-Based Awards Table

The following table shows all plan-based awards granted to the NEOs during 2016. All equity awards were granted under our 2014 Omnibus Incentive Plan (OIP). All NEOs earned cash incentive awards for 2016 performance under the Company’s annual cash incentive plan (ACIP).

		Estimated Future Payouts Under Non-Equity Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Stock Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Christopher D. Pappas
OIP—Options	2/22/2016	—	—	—	—	243,419	26.97	—	$2,409,702
OIP—RSUs	2/22/2016	—	—	—	91,769	—	—	26.97	$2,475,010
ACIP	2/18/2016	—	1,650,000	3,300,000	—	—	—	—	—
Martin Pugh
OIP—Options	2/22/2016	—	—	—	—	52,569	26.97	—	$520,402
OIP—RSUs	2/22/2016	—	—	—	19,819	—	—	26.97	$534,518
ACIP	2/18/2016	—	454,500	909,000	—	—	—	—	—
Barry J. Niziolek
OIP—Options	6/22/2016	—	—	—	—	27,404	47.45	—	$387,964
OIP—RSUs	6/22/2016	—	—	—	8,167	—	—	47.45	$387,524
ACIP	6/21/2016	—	350,000	700,000	—	—	—	—	—

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EXECUTIVE COMPENSATION

		Estimated Future Payouts Under Non-Equity Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Stock Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Timothy M. Stedman
OIP—Options	2/22/2016	—	—	—	—	22,530	26.97	—	$223,033
OIP—RSUs	2/22/2016	—	—	—	8,494	—	—	26.97	$229,083
ACIP	2/18/2016	—	272,700	545,400	—	—	—	—	—
Hayati Yarkadas
OIP—Options	2/22/2016	—	—	—	—	22,530	26.97	—	$223,033
OIP—RSUs	2/22/2016	—	—	—	8,494	—	—	26.97	$229,083
ACIP	2/18/2016	—	272,700	545,400	—	—	—	—	—

(1)	Represents awards provided under our annual cash incentive plan discussed above under “See “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Plan”. The maximum amount represents two times the target amount. The actual amounts earned by the NEOs with respect to 2016 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)	Equity awards under the 2014 Omnibus Incentive Plan were granted based on a target percentage of each NEOs base salary with the target value of the equity award generally being split evenly between option awards and RSUs. See “Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Incentive Compensation” for more information regarding the 2016 equity awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table; Other Narrative Disclosure

We have entered into an executive employment agreement with Mr. Pappas with his employment commencing on June 17, 2010 and having an initial term of three years. On April 11, 2013, the agreement with Mr. Pappas was amended and restated with retroactive effect as of January 2, 2013, and was extended until June 30, 2017. On March 30, 2016, Mr. Pappas’ agreement was amended again and was extended to December 31, 2018 and is subject to extension by mutual agreement between Mr. Pappas and the Company.

Mr. Niziolek entered into an employment agreement with the Company on June 13, 2016 with an initial term of one year, and subject to automatic one-year extensions beginning on the expiration of the initial term. The automatic extension of the agreement may be terminated with at least 90 days’ prior written notice from Mr. Niziolek or the Company stating their intent not to extend the employment term.

Messrs. Pugh, Stedman and Yarkadas have also entered into employment agreements with us with employment dates commencing on March 1, 2013 in the case of Mr. Pugh, and November 1, 2015 in the case of Messrs. Stedman and Yarkadas. Mr. Pugh’s employment agreement expired on the effective date of his retirement, March 1, 2017. The employment agreements with Messrs. Stedman and Yarkadas have no fixed term but their agreements may be terminated by either party providing at least six months’ prior written notice of the intent to terminate.

Mr. Pappas is entitled to receive an annual base salary of $1,100,000 in 2016, $1,150,000 in 2017, and $1,200,000 in 2018 under his employment agreement. Under their agreements, Messrs. Pugh, Niziolek, Stedman and Yarkadas are entitled to receive annual base salaries in 2016 of CHF 600,000, $500,000, CHF 450,000 and CHF 450,000, respectively. These salaries are subject to annual review by the Board (or a committee thereof) during the first 90 days of each calendar year, and the base salary in respect of such calendar year may be increased above, but not decreased below, its level for the preceding calendar year. Each NEO is also entitled to participate in our employee and fringe benefit plans as may be in effect from time to time on the same general basis as our other employees.

Under their employment agreements, Messrs. Pappas, Pugh, Niziolek, Stedman and Yarkadas had target bonus opportunities under our annual cash incentive plan equal to 150%, 75%, 70%, 60% and 60%, respectively, of their base salaries. For 2016, these payouts were paid above target but below the plan maximum of 200%. See “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Plan” for additional details on how the cash incentive awards were determined.

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EXECUTIVE COMPENSATION

Additionally, under their employment agreements, Messrs. Stedman and Yarkadas are entitled to retention bonuses on the first, second, and third anniversaries of their employment. These retention bonuses were negotiated by the executives to compensate them for lost equity compensation that they would have received had they stayed with their previous employers. For 2016, Messrs. Stedman and Yarkadas received lump-sum gross payments of CHF 455,000 and CHF 200,000, respectively. Subject to their continued employment for 2017 and 2018, Mr. Stedman will be entitled to gross payments of CHF 455,000 and CHF 255,000, and Mr. Yarkadas will be entitled to retention bonuses of CHF 280,000 and CHF 340,000, respectively.

Under his employment agreement, Mr. Stedman is required to relocate to the Zurich, Switzerland metropolitan area on the earlier of September 30, 2018, or the date his spouse relocates to this area. At the time of his relocation, Mr. Stedman will be eligible to receive relocation services. For fiscal 2016, Mr. Stedman received an aggregate of $72,720 for living expenses and $51,036 in tax gross-ups related these living expenses. Until the earlier of September 30, 2018 or the date his spouse relocates to Zurich, Mr. Stedman receives a monthly allowance of CHF 6,000 (grossed-up for tax at the marginal rate) for incidental living expenses while living in Zurich. During this period Mr. Stedman is also entitled to the reimbursement of the fare for one economy class flight taken per week between Switzerland and the United Kingdom. During 2016 Mr. Stedman received $7,125 in such commuting reimbursements.

As part of his relocation to Zurich, Switzerland, the Company, under Mr. Yarkadas’ employment agreement, pays the tuition for the international school education, grossed-up for tax at the marginal rate, for period of 4 and 7 years for his oldest and youngest child, respectively. For fiscal 2016, the Company paid $89,765 in tuition for Mr. Yarkadas’ children for which Mr. Yarkadas also received $58,175 in tax gross-ups.

Each of our NEOs participated in our 2014 Omnibus Incentive Plan. For 2016, Messrs. Pappas, Pugh, Niziolek, Stedman and Yarkadas received an annual target equity incentive award under the plan of 450%, 175%, 155%, 100%, and 100%, respectively, of their base salaries. The value of the equity award is generally split evenly between RSUs and options.

The option awards issued under the 2014 Omnibus Incentive Plan, which contain an exercise term of nine years from the grant date, vest in three equal annual installments beginning on the first anniversary the grant date, generally subject to the employee remaining continuously employed on the applicable vesting date. Upon a termination of employment due to the employee’s death or retirement or a termination of employment by the Company without cause in connection with a restructuring or redundancy or due to the employee’s disability prior to a vesting date, the options will vest in full or will continue to vest on the original vesting schedule, depending on the type of termination. In the event employment is terminated for cause, all vested and unvested options will be forfeited.

RSUs granted under the 2014 Omnibus Incentive Plan vest in full on third anniversary of the grant date, generally subject to the employee remaining continuously employed by the Company on the vesting date. Upon a termination of employment due to the employee’s death or retirement or a termination of employment by the Company without cause in connection with a restructuring or redundancy or due to the employee’s disability prior to the vesting date, the RSUs will vest in full or in part, depending on the type of termination. In the event employment is terminated for cause, all unvested RSUs will be forfeited. Prior to November 2016, dividend and dividend equivalents did not accumulate on unvested RSUs. In November 2016, the board of directors approved an amendment to all outstanding RSUs, entitling each award holder to an amount equal to any cash dividend or repayment of equity paid by the Company upon one ordinary share for each RSU held by the award holder (“dividend equivalents”) beginning in 2017. Award holders have no right to receive the dividend equivalents unless and until the associated RSUs vest. The dividend equivalents will be payable in cash and will not accrue interest.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table

The table below sets forth certain information regarding outstanding and unvested equity awards held by the NEOs as of December 31, 2016. The awards below represent RSUs and options issued under our 2014 Omnibus Incentive Plan.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)(3)
Christopher D. Pappas	2/22/2016	—	243,419	26.97	2/22/2025	—	—
	2/22/2016	—	—	—	—	91,769	$5,441,902
	2/27/2015	90,797	181,594	18.14	2/27/2024	—	—
	2/27/2015	—	—	—	—	115,776	$6,865,517
Martin Pugh	2/22/2016	—	52,569	26.97	2/22/2025	—	—
	2/22/2016	—	—	—	—	19,819	$1,175,267
	2/27/2015	19,314	38,630	18.14	2/27/2024	—	—
	2/27/2015	—	—	—	—	24,626	$1,460,322
Barry J. Niziolek	6/22/2016	—	27,404	47.45	6/22/2025	—	—
	6/22/2016	—	—	—	—	8,167	$484,303
Timothy M. Stedman	2/22/2016	—	22,530	26.97	2/22/2025	—	—
	2/22/2016	—	—	—	—	8,494	$503,694
Hayati Yarkadas	2/22/2016	—	22,530	26.97	2/22/2025	—	—
	2/22/2016	—	—	—	—	8,494	$503,694

(1)	Option awards vest in three equal installments beginning on the first anniversary of the grant date.

(2)	All RSU awards vest in full on the third anniversary of the grant date.

(3)	The market value of the RSU awards was calculated using the Company’s closing stock price on December 30, 2016 of $59.30.

Options Exercised and Shares Vested Table

During 2016, no options were exercised by our NEOs and no awards held by our NEOs in shares of our Company’s publicly traded equity vested. The following table shows the number of ordinary shares acquired by Messrs. Pappas and Pugh upon the vesting of restricted shares of our Parent during fiscal year 2016:

	Share Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christopher D. Pappas	53,254	$12,089,962
Martin Pugh	12,392	$2,973,690

(1)	From 2010 through 2013, our former Parent granted various time-based and performance-based restricted stock awards to certain key members of management. All share awards acquired on vesting above are with respect to these stock awards of our former Parent’s ordinary shares. With the adoption of the Company’s 2014 Omnibus Plan, discussed above, restricted stock awards have not been issued by the former Parent on behalf of the Company. During 2016, our former Parent completed the sale of its ordinary shares of the Company through secondary offerings, and as a result, no longer holds any ownership interest in the Company. Pursuant to this sale, under the terms of the related security holder agreements for these awards, vesting of all outstanding restricted stock awards was fully accelerated during 2016.

(2)	The value realized on vesting is based on the fair value per share of our Parent’s ordinary shares on the date of vesting.

2017 Proxy Statement	41

EXECUTIVE COMPENSATION

U.S. Non-Qualified Deferred Compensation Table

The following table summarizes the activity during 2016, as well as the year-end account balances, in our non-qualified savings and deferred compensation plan for Mr. Pappas. Mr. Niziolek was not eligible to participate in this plan until January 2017. Messrs. Pugh, Stedman and Yarkadas are based in Switzerland and did not participate in this plan. The plan allows eligible employees, including the NEOs, to defer a portion of their compensation (up to 75% of base salary and up to 100% of annual cash incentive awards) on a pre-tax basis with a matching contribution from the Company, payable at a future date based on specific plan parameters. Additionally, the plan provides for discretionary company contributions in connection with earnings in excess of the limits under the Company’s 401(k) Plan. While the plan is unfunded, amounts deferred under the plan are credited with earnings based on the performance of selected investment vehicles that are available in the open market. The plan is available to all U.S. employees who satisfy certain eligibility requirements, including the NEOs. An eligible participant can elect to receive a distribution under the plan in the form of a lump sum payment upon separation from service with the Company. Additionally, a participant may elect to receive a distribution at a specified future date in either a single lump sum or a series of annual installments over a period of 5 to 10 years. However, this latter distribution option is only available for the elective deferral of a participant’s base salary and annual cash incentive award. Company matching and discretionary contributions must be paid as a lump sum at separation from employment.

Name	Executive Contributions in 2016 ($)(1)	Company Contributions in 2016 ($)(2)	Aggregate Earnings in 2016 ($)(3)	Aggregate Withdrawals/ Distributions in 2016 ($)	Aggregate Balance as of December 31, 2016 ($)(4)
Christopher D. Pappas	$88,000	$158,050	$144,257	$—	$1,763,230

(1)	Represents amounts contributed by Mr. Pappas under the non-qualified savings and deferred compensation plan. These amounts are included in the Summary Compensation Table as part of “Salary.”

(2)	Includes matching and discretionary amounts that were contributed by the Company under the non-qualified savings and deferred compensation plan. These amounts are also included in the Summary Compensation Table in the “All Other Compensation” column.

(3)	Represents earnings on account balances under the Company’s non-qualified savings and deferred compensation plan. Amounts are not reported as compensation in the Summary Compensation Table.

(4)	Includes amounts that were reported as compensation in the Summary Compensation Table in 2016 and prior years to the extent such amounts were contributed by the executive and the Company, but not to the extent that such amounts represent earnings.

Pension and Other Postretirement Benefits

Switzerland Retirement Plan

The Switzerland retirement plan is a fully insured defined contribution pension plan. Future retirement benefits are calculated based on accumulated savings at retirement, which consists of savings contributions made by the employee and the Company, and an annually credited interest rate that is contingent upon investment results. Actual retirement benefits will be dependent on investment results, actual rate of interest applied on the savings capital, potential future changes in plan regulation and/or legal changes and future salary changes. The amount of pensionable salary is calculated using base pay plus the annual target bonus amount minus a coordination amount that reflects the maximum social security pension in place at the time, and is subject to a statutory maximum. Employee and Company contributions are based on the employee’s age and determined in accordance with the percentage of pensionable salary as follows:

Name	Employee saving contributions in % of pensionable salary	Employer saving contributions in % of pensionable salary
Martin Pugh	10.00%	10.00%
Timothy M. Stedman	8.00%	8.00%
Hayati Yarkadas	8.00%	8.00%

In addition, the Company pays the total premiums for risk benefits and other costs. Benefits are paid as a monthly annuity, lump sum or a combination of these two payment forms.

Supplemental Employee Retirement Benefit

In 2010, we entered into an employment contract with Mr. Pappas which included a provision for non-qualified supplemental employee retirement benefits. Mr. Pappas is 100% vested in these benefits and the accrued benefits will be paid to Mr. Pappas in

42	2017 Proxy Statement

EXECUTIVE COMPENSATION

a lump sum within 30 days after his termination of employment. The amount payable to Mr. Pappas with respect to his supplemental employee retirement benefits is determined based on his years of Service Credit and his average base salary and target bonus for the three full calendar years prior to his termination. The accrued benefits are equal to the Basic Percentage times the average of his base salary plus target bonus for the three full calendar years prior to his termination (the “Final Average Pay”) plus the Supplemental Percentage times the Final Average Pay reduced by the 36-month rolling average Social Security Taxable Wage Base as of the date of termination. The Basic Percentage and Supplemental Percentage are determined based on Mr. Pappas’ years of Service Credit, which are 425% and 120%, respectively.

The following table shows the actuarial present value of accumulated pension and other post-retirement benefits as of December 31, 2016:

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During 2016 ($)
Christopher D. Pappas	Supplemental Employee Retirement Plan	30.0	$13,784,371	$—
Martin Pugh	Switzerland Retirement Plan	10.5	$2,155,364	$—
Barry J. Niziolek	N/A	—	$—	$—
Timothy M. Stedman	Switzerland Retirement Plan	1.5	$163,198	$—
Hayati Yarkadas	Switzerland Retirement Plan	1.5	$162,184	$—

(1)	The years of credited service for Mr. Pappas are determined pursuant to his employment agreement, under which he was granted 6 years of Service Credit at the start of his employment and on each anniversary date, until he reached a maximum of 30 years. Mr. Pugh’s years of credited service include years that he was employed by a prior company, as required by Swiss law.

(2)	The inputs and assumptions used to determine the present value of accumulated benefits are provided in the table below. These assumptions are consistent with the assumptions set forth in Note 16 to the 2016 consolidated financial statements filed with our Annual Report on Form 10-K.

	Discount rate	Salary increase*
Supplemental Employee Retirement Plan	1.37%		*
Switzerland Retirement Plan	0.67%	2.00%

*	The salary increase assumption for Mr. Pappas under the Supplemental Employee Retirement Plan were the actual salary increases set forth in his employment agreement.

Payments upon Termination or Change in Control

Messrs. Pappas and Niziolek

In the event of an executive’s termination of employment for any reason, Messrs. Pappas and Niziolek will each be entitled to receive any unpaid base salary through the date of termination and all accrued and vested benefits under our vacation and other benefit plans and, except in the case of a termination by us for “cause” or by the executive without “good reason” (each, as defined in the executive’s employment agreement), (i) any annual bonus earned but unpaid with respect to the calendar year ending on or preceding the date of termination and (ii) a pro rata target bonus for the calendar year of termination.

Under Mr. Pappas’ agreement, in the event of his voluntary termination of employment without “good reason,” he shall provide the Company with one year’s written notice. In the event his termination date is less than one year following his written notice of termination, Mr. Pappas would not receive the pro rata target bonus for the calendar year of termination.

In addition to the severance benefits described above, upon termination of an executive without “cause” or by the executive for “good reason,” the executive will be entitled to receive the following severance benefits, subject to the executive’s timely execution of a general release of claims.

In the case of Mr. Pappas, he will be entitled to receive 2.0 times the sum of his annual base salary and target bonus, payable in equal monthly installments over the 24 month period following such termination, and, if Mr. Pappas is participating in the Company’s health plans at the time of his termination, continued health benefits for a period of 24 months following such termination, provided, however, that if he obtains other employment that offers group health benefits, such continued insurance coverage will terminate.

In the case of Mr. Niziolek, he will be entitled to receive (i) an amount equal to 1.5 times the sum of his respective base salary and target bonus, payable in equal monthly installments over the 18 month period following such termination, and (ii) 18 months of health benefits continuation, provided, however, that if he obtains other employment that offers group health benefits, such continued insurance coverage will terminate.

2017 Proxy Statement	43

EXECUTIVE COMPENSATION

To the extent that any executive experiences a termination of employment by us without “cause” or by the executive for “good reason” within two years following a “change in control” (as defined in the agreements), the cash severance benefits described above will be (or would have been) paid to such executive in a cash lump sum as opposed to in installments. In addition, in the case of Mr. Pappas, to the extent that the severance payments and benefits payable under his agreement would cause him to be liable for excise taxes by reason of the application of Sections 280G and 4999 of the Code, and the Company’s equity securities are publicly traded on an established securities market in accordance with Section 280G, Mr. Pappas will be entitled to an additional “gross up” payment to indemnify him for the effect of the excise taxes.

For Mr. Niziolek, to the extent that any payments that are considered to be contingent on a change in control would be subject to Sections 280G and 4999 of the Code, such payments will be limited if the net benefit to him on an after-tax basis would be greater than receiving the full value of all payments and paying the excise tax. The amounts in the table assume that the full amounts were paid to the executives, without any limitation.

To the extent that any portion of either Messrs. Pappas’ or Niziolek’s severance amount due to a termination of employment by us without “cause” or by the executive for “good reason” constitutes nonqualified deferred compensation for purposes of Section 409A of the Internal Revenue Code, any payment scheduled to occur during the first 60 days following his termination of employment shall not be paid until the 60th day following his termination.

The agreements with Messrs. Pappas and Niziolek contain a non-competition covenant that prohibits the executive from competing against us for a period of two years, in the case of Mr. Pappas, and a period of one year, in the case of Mr. Niziolek, following termination of employment. These agreements also contain non-solicitation provisions that prohibit the executive from actively soliciting our employees, customers or suppliers during the period of employment and for a period of two years, in the case of Mr. Pappas, and a period of one year, in the case of Mr. Niziolek, following termination of employment. The executives are also subject to perpetual confidentiality restrictions that protect our proprietary information, developments and other intellectual property.

Messrs. Pugh, Stedman, and Yarkadas

In the event of termination of his employment for any reason, Messrs. Pugh, Stedman, and Yarkadas will each be entitled to receive any unpaid base salary through the date of termination and all accrued and vested benefits under our vacation and other benefit plans and, except in the case of a termination by us for “cause” or by him without “good reason” (each, as defined in his employment agreement) (i) any annual bonus earned but unpaid with respect to the calendar year ending on or preceding the date of termination; and (ii) an amount equal to the pro-rata portion of his target bonus for the calendar year of termination. Messrs. Stedman and Yarkadas will also each receive payments required by applicable law upon a termination by reason of disability, as described in the table below.

In addition to the severance benefits described above, upon either Messrs. Stedman’s or Yarkadas’ termination by us without “cause” or by him for “good reason,” Messrs. Stedman and Yarkadas will each be entitled to receive the following severance benefits, subject to his timely execution of a general release of claims in an amount equal to 1.5 times the sum of his annual base salary and target bonus. To the extent that either executive experiences a termination of employment by us without “cause” or by him for “good reason” within two years following a “change in control” (as defined in his agreement), the cash severance benefits described above will be paid to him in a cash lump sum as opposed to in installments.

Mr. Pugh retired effective March 1, 2017. His agreement contained virtually identical terms to those of Messrs. Stedman and Yarkadas, with respect to his termination for cause or with good reason, as well as in the event of a change in control. Under the first amendment to his employment agreement, Mr. Pugh was eligible to receive a retirement allowance of $202,138 which was paid in March 2017.

The agreements for Messrs. Pugh, Stedman, and Yarkadas each contain a non-competition covenant that prohibits each executive from competing against us for a period of 18 months following his termination of employment. The agreement also contains non-solicitation provisions that prohibit each executive from actively soliciting our employees, customers or suppliers during the period of employment and for a period of 6 months following his termination. Each executive is also subject to perpetual confidentiality restrictions that protect our proprietary information, developments and other intellectual property.

Potential Payments

The following table provides examples of the potential payments upon termination or upon a termination following a change in control to our NEOs, as if such event(s) took place on December 31, 2016 (the last business day of our most recent fiscal year). The amounts reflected in this table were determined in accordance with each NEO’s then existing employment agreement.

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EXECUTIVE COMPENSATION

Amounts shown do not include (i) accrued but unpaid salary and vested benefits, including pension (as described above) and (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers. With respect to any termination of employment, each NEO is entitled to receive accrued but unpaid base salary through the date of termination of employment, accrued but unpaid vacation and pension benefits (as described above) through such date, and, in the case of a termination due to death, earned but unpaid bonus, if any, for the immediately preceding calendar year and a pro-rata bonus for the year of termination.

Name	Termination Trigger	Cash Separation Payment ($)(1)	Health and Welfare Benefits ($)(2)	Value of Previously Unvested Equity Awards (3)	Value of Insurance Benefit ($)(4)	280G Gross-Up ($)(5)
Christopher D. Pappas	Termination for Cause	$—	$—	$—	$—		$—
	Termination Without Cause	$5,500,000	$30,050	$21,051,378	$—		$—
	Death	$—	$—	$27,651,564	$500,000		$—
	Disability	$—	$30,050	$27,651,564	$250,000		$—
	Change in Control	$5,500,000	$30,050	$27,651,564	$—	$	[x]	(6)
Martin Pugh	Termination for Cause	$—	$—	$—	$—		$—
	Termination Without Cause	$1,590,750	$—	$4,508,448	$—		$—
	Death	$—	$—	$5,925,155	$—		$—
	Disability	$—	$—	$5,925,155	$—		$—
	Change in Control	$1,590,750	$—	$5,925,155	$—		$—
Barry J. Niziolek	Termination for Cause	$—	$—	$—	$—		$—
	Termination Without Cause	$1,275,000	$—	$405,455	$—		$—
	Death	$—	$—	$809,041	$500,000		$—
	Disability	$—	$—	$809,041	$250,000		$—
	Change in Control	$1,275,000	$—	$809,041	$—		$—
Timothy M. Stedman	Termination for Cause	$—	$—	$—	$—		$—
	Termination Without Cause	$1,090,800	$—	$868,310	$—		$—
	Death	$—	$—	$1,232,089	$—		$—
	Disability	$—	$—	$1,232,089	$—		$—
	Change in Control	$1,090,800	$—	$1,232,089	$—		$—
Hayati Yarkadas	Termination for Cause	$—	$—	$—	$—		$—
	Termination Without Cause	$1,090,800	$—	$868,310	$—		$—
	Death	$—	$—	$1,232,089	$—		$—
	Disability	$—	$—	$1,232,089	$—		$—
	Change in Control	$1,090,800	$—	$1,232,089	$—		$—

(1)	Cash separation payments are generally payable in installments except for payments upon a change in control, which are generally payable in a lump sum.

(2)	Mr. Niziolek did not participate in our health and welfare benefit plans as of December 31, 2016. Messrs. Pugh, Stedman, and Yarkadas receive government sponsored health and welfare benefits, and therefore, do not participate in the Company’s health and welfare benefit plans.

(3)	Represents the value associated with equity awards issued under our 2014 Omnibus Incentive Plan, described in “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” above. Equity awards under our 2014 Omnibus Incentive Plan vest in full upon death, disability, or a change in control, and vest in part in certain circumstances when termination is without cause. The value of the equity awards granted under our 2014 Omnibus Incentive Plan was calculated using the Company’s closing stock price on December 31, 2016 of $59.30.

(4)	Represents the maximum value of insurance payable on death due to accident or dismemberment or in the event of permanent disability. The insurance death benefit would only be $250,000, where the executive’s death was due to a cause other than accident or dismemberment. Employees in Switzerland are not covered under the employee life insurance policy and only receive applicable social system death benefits.

(5)	Mr. Pappas would be subject to the so-called golden parachute tax and entitled to an excise tax gross-up in the amount set forth above assuming a change of control and his accompanying termination of employment occurred on December 31, 2016. The amount above assumes that (a) Company equity award granted within one year of the change in control transaction were presumed to be in contemplation of the transaction, (b) all outstanding equity awards under our 2014 Omnibus Incentive Plan are cashed out in connection with the applicable event and valued using a price per share of $[x] and (c) a marginal tax rate of [x]% is applied.

(6)	The figure set forth above is calculated by including amounts that are not taxable as compensation for federal tax purposes and, accordingly, may not be subject to the excise tax imposed under Section 4999 of the U.S. Tax Code. As a result, the amount disclosed above may overstate the amount of any required gross up.

2017 Proxy Statement	45

PROPOSAL 5–APPROVAL OF THE COMPANY’S LUXEMBOURG STATUTORY ACCOUNTS

Proposal 5–Approval of the Company’s Luxembourg Statutory Accounts

Pursuant to Luxembourg law, the Luxembourg Statutory Accounts must be submitted each year to shareholders for approval at the annual general meeting of shareholders.

The Luxembourg Annual Accounts are prepared in accordance with Luxembourg GAAP and consist of a balance sheet, a profit and loss account and the notes for Trinseo. There is no statement of movements in equity or statement of cash flows included in the Luxembourg Annual Accounts under Luxembourg GAAP. Profits earned by the subsidiaries of Trinseo are not included in the Luxembourg Annual Accounts unless such amounts are distributed to Trinseo. The Luxembourg Annual Accounts as of and for the year ended December 31, 2016, show total assets of $730.9 million and profits for the year then ended of $77.7 million.

The Consolidated Accounts are prepared in accordance with U.S. GAAP, including a footnote reconciliation of equity and net income (loss) to IFRS, and consist of a balance sheet, statement of operations, statement of changes in shareholders’ equity, statement of cash flows and the accompanying notes. The Consolidated Accounts present the financial position and results of operations for Trinseo and all of its subsidiaries as if the individual entities were a single company. As of December 31, 2016, the Consolidated Accounts show IFRS total equity of $447.9 million and IFRS net income of $330.2 million for the year then ended.

Pursuant to Luxembourg law, following shareholder approval of the Luxembourg Statutory Accounts, such accounts must be filed with the Luxembourg trade registry as public documents. If Trinseo does not receive approval of the Luxembourg Statutory Accounts by a majority of the votes cast at the meeting, we cannot make this filing with the Luxembourg trade registry.

Trinseo’s Luxembourg Statutory Accounts will be made available to shareholders no later than 30 days prior to the General Meeting and will remain posted until the conclusion of the General Meeting. Shareholders may view Trinseo’s Luxembourg Statutory Accounts at Trinseo’s registered office, or online at our investor relations website, www.investor.trinseo.com.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS.

46	2017 Proxy Statement

PROPOSAL 6–RESOLUTION ON THE ALLOCATION OF THE RESULTS OF THE FINANCIAL YEAR ENDED DECEMBER 31, 2016

Proposal 6–Resolution on the Allocation of the Results of the Financial Year Ended December 31, 2016

Pursuant to Luxembourg law, the shareholders must decide how to allocate the results of the previous financial year based on the Luxembourg Annual Accounts. In the event the Company has profits, the Company’s Board of Directors may propose to shareholders to either distribute those profits or retain such earnings. In the event of losses, the Board must generally propose that such losses be carried forward to the following year.

The Luxembourg Annual Accounts show profits for the year then ended of $77.7 million. The Board unanimously recommends to retain such earnings to the following year. The approval of this proposal does not preclude the Board from approving repayments of equity to our shareholders that the Company has paid and distributed to shareholders since July 2016, nor does the approval of this proposal prevent the Board from approving interim dividends from profits earned after December 31, 2016 within the parameters provided under our Articles of Association and Luxembourg law.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RESOLUTION ON THE ALLOCATION OF THE RESULTS OF THE FINANCIAL YEAR

ENDED DECEMBER 31, 2016.

Proposal 7–Approval of the Granting of Discharge to the Directors and Auditor for the Performance of Their Respective Duties During the Financial Year Ended December 31, 2016

Pursuant to Luxembourg law, the shareholders must decide whether to give discharge to the directors and auditor for the performance of their duties during the previous financial year at the time the annual accounts of such year are presented to the shareholders for approval.

The granting of discharge to the directors and auditor bars the shareholders from holding the directors and auditor liable in relation to factual matters revealed by and contained in the Luxembourg Annual Accounts.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF THE GRANTING OF DISCHARGE TO THE DIRECTORS AND AUDITOR

FOR THE PERFORMANCE OF THEIR RESPECTIVE DUTIES DURING THE

FINANCIAL YEAR ENDED DECEMBER 31, 2016.

2017 Proxy Statement	47

AUDIT COMMITTEE MATTERS

Audit Committee Matters

Audit Committee Report

We operate in accordance with a written charter adopted by the Board and reviewed annually by the audit committee, a copy of which is available on our website, www.investor.trinseo.com, under the “Corporate Governance—Committee Composition” section. We are responsible for overseeing the quality and integrity of Trinseo’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and the NYSE, the audit committee is composed entirely of members who are independent, as defined by the listing standards of the NYSE. Further, the Board has determined that two of our members (Mr. Cote and Mr. Misheff) are audit committee financial experts as defined by the rules of the SEC.

The audit committee met 9 times during fiscal 2016 with Trinseo’s management and PwC, Trinseo’s independent registered public accounting firm, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements and the Company’s earnings press releases.

We believe that we fully discharged our oversight responsibilities as described in our audit charter, including with respect to the audit process. We received the written disclosures and the letter from PwC pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (“PCAOB”) concerning any relationships between PwC and Trinseo and the potential effects of any disclosed relationships on PwC’s independence and discussed with PwC its independence. We discussed with management, the internal auditors and PwC, Trinseo’s matters including internal control over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing. We reviewed with both PwC and our internal auditors their audit plans, audit scope, identification of audit risks and the results of their audit efforts.

We discussed and reviewed with PwC their communications required by the Standards of the PCAOB (United States), as described in PCAOB AU Section 380, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of PwC’s examination of Trinseo’s financial statements. We also discussed the results of the internal audit examinations with and without management present.

Audit and Other Fees

The following table shows the fees for professional services rendered by PricewaterhouseCoopers LLP (“PwC”) for the year ended December 31, 2016 (fiscal 2016) and the year ended December 31, 2015 (fiscal 2015):

	2016	2015
Audit fees(1)	$6,763,500	$5,965,200
Audit-related fees(2)	858,400	185,000
Tax fees(3)	2,742,842	2,792,700
All other fees(4)	28,970	161,500
Total fees	$10,393,712	$9,104,400

(1)	Consists of the audit of the Company’s financial statements and evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting, reviews of the Company’s quarterly financial statements, as well as services performed in conjunction with other SEC, regulatory, and statutory filings. These fees include $130,267 and $144,882 paid by Trinseo to PricewaterhouseCoopers Société cooperative (“PwC Luxembourg”) for services rendered for the audit of all statutory accounts required by Luxembourg law during fiscal 2016 and 2015, respectively. PwC Luxembourg did not provide any non-audit services during those fiscal years.

(2)	Consists of services related to the audit of our Company savings plan, as well as pre-implementation reviews of processes and systems. The pre-implementation reviews of processes and systems comprised $650,000 of the fees incurred during fiscal 2016.

(3)	Consists of worldwide tax services primarily related to tax compliance and certain tax advisory services.

(4)	Consists of subscriptions to knowledge tools and other advisory services services.

We pre-approve all audit services and all permitted non-audit services by PwC, including engagement fees and terms. Our policies prohibit the Company from engaging PwC to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser, or investment banking

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AUDIT COMMITTEE MATTERS

services or human resource consulting. In addition, we evaluate whether the Company’s use of PwC for permitted non-audit services is compatible with maintaining PwC’s independence. We concluded that PwC’s provision of non-audit services, all of which we approved in advance, was compatible with its independence.

We reviewed the audited consolidated financial statements of Trinseo as of December 31, 2016 and for fiscal 2016 with management and PwC. Management has the responsibility for the preparation of Trinseo’s financial statements, and PwC has the responsibility for the audit of those statements.

Based on these reviews and discussions with management and PwC, we recommended to the Board that Trinseo’s audited financial statements be included in its Annual Report on Form 10-K for fiscal 2016 for filing with the SEC. We have reviewed and evaluated the performance of PwC, and as a result have selected PwC as the independent registered public accounting firm for fiscal 2017, subject to ratification by Trinseo’s shareholders. We have also reviewed and evaluated the performance of PwC Luxembourg, and as a result have selected PwC Luxembourg as the independent auditor for all of Trinseo’s statutory accounts required under Luxembourg law for fiscal 2017, subject to ratification by Trinseo’s shareholders.

Audit Committee

Jeffrey J. Cote, Chair

Pierre-Marie De Leener

Donald T. Misheff

2017 Proxy Statement	49

PROPOSAL 8–RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

Proposal 8–Ratification of Appointment of the Independent Auditor

The audit committee of our Board has proposed to appoint PwC Luxembourg to be our independent auditor for the year ended December 31, 2017 for all statutory accounts as required by Luxembourg law for the same period. The audit committee has further recommended that such appointment be submitted for approval by our shareholders at the General Meeting.

Representatives of PwC Luxembourg will be present at the General Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR

ITS LUXEMBOURG ACCOUNTS.

Proposal 9–Ratification of Appointment of the Independent Registered Accounting Firm

The audit committee of our Board has proposed to appoint PwC to be our independent registered accounting firm the year ended December 31, 2017 for Trinseo’s consolidated financial statements. The audit committee has further recommended that such appointment be submitted for approval by our shareholders at the General Meeting.

Representatives of PwC will be present at the General Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

50	2017 Proxy Statement

PROPOSAL 10–AUTHORIZATION OF REPURCHASE PROGRAM

Proposal 10–Authorization of Repurchase Program

At our 2016 annual general meeting of shareholders, a share repurchase program was approved authorizing the Company to repurchase up to 4.5 million of its ordinary shares, or 9.5% of the Company’s then outstanding ordinary shares. This authorization was valid for a period of two years. Under that program, the Company has repurchased 2,539,075 ordinary shares as of April 1, 2017, with 1,960,925 shares remaining to be repurchased through June 2018 under this authorization.

Our Board is proposing a new share repurchase program (the “Share Repurchase Program”) to our shareholders for approval, whereby the Board is empowered to repurchase up to 4 million of the Company’s outstanding ordinary shares, or approximately 9.1% of our outstanding share capital as of April 14, 2017. The authorization of the Share Repurchase Program would be for three (3) years. If approved by shareholders, the new Share Repurchase Program would replace the previous share repurchase program adopted in 2016, subject to the completion of any outstanding offers to repurchase through the date of the General Meeting, and no new repurchases would be made under the 2016 share repurchase authorization.

The Share Repurchase Program will continue to be subject to Luxembourg law. Ordinary shares will be eligible for purchase at a minimum price of one dollar ($1.00) per share and a maximum price of one thousand dollars ($1,000.00) per share. Ordinary shares repurchased from the open market will be subject to daily volume restrictions under applicable SEC regulations. The Board shall be empowered to determine within the limits of the authorization set out above and by applicable law, the timing and conditions of repurchases made under the Share Repurchase Program. Approval of the Share Repurchase Program does not obligate the Company to repurchase all the shares under the Share Repurchase Program.

The Board believes the Share Repurchase Program is an effective use of its cash earnings and valuable tool to return value to shareholders. The Share Repurchase Program terms also allow the Company to be opportunistic in repurchasing shares. Additionally, the Board believes the Share Repurchase Program will assist in offsetting shareholder dilution resulting from periodic grants of equity incentive awards.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU

VOTE FOR AUTHORIZING THE APPROVAL OF THE SHARE REPURCHASE

PROGRAM AS SET FORTH ABOVE.

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PROPOSAL 11–AMENDMENT OF THE COMPANY’S ARTICLES OF ASSOCIATION

Proposal 11–Amendment of the Company’s Articles of Association

Our Board of Directors unanimously recommends that our shareholders approve the amendments to our Articles of Association described below. The proposed amendments were drafted in consultation with Luxembourg counsel and are recommended primarily in view of the Luxembourg Law of 10 August 2016 (the “New Company Law”), which went in effect on August 23, 2016 and which amends and modernizes the Law of 10 August 1915 on commercial companies (as amended).

In some cases, our existing Articles of Association do not include certain provisions of the New Company Law or may not have sufficient flexibility to take advantage of subsequent changes in the evolving Luxembourg corporate governance landscape. Certain additional changes have been recommended to make the Company’s administrative processes easier or to clarify them in our Articles of Association

The proposed amendments are incorporated in the Amended and Restated Articles of Association, a copy of which is attached as Appendix A to this proxy statement and marked to show the proposed amendments. The description below of the changes to the Articles of Association is qualified in its entirety by reference to Appendix A. We encourage you to carefully read the Amended and Restated Articles of Association in their entirety.

The Amended and Restated Articles of Association would include the following changes to our existing Articles of Association:

•	Proposed amendments allowing a transfer of the registered office of the Company within the Grand Duchy of Luxembourg by decision of the Board of Directors without prior shareholder approval as permitted by the New Company Law. See Article 2.1 of the Amended and Restated Articles of Association.

•	Proposed amendments allowing for the issuance of free shares within the current limits of the Company’s share capital (i.e., the issuance of shares without the payment of par value) as permitted under the New Company Law to the Company’s affiliates, or officers or personnel employed by the Company or its affiliates. See Article 5.8 of the Amended and Restated Articles of Association.

•	Proposed amendments clarifying the indivisibility of an ordinary share. See Article 6.1 of the Amended and Restated Articles of Association.

•	Proposed amendments clarifying how shareholders may examine our share register. See Article 6.3 of the Amended and Restated Articles of Association.

•	Proposed amendments clarifying how shareholders who hold their shares in depositories exercise the rights they have associated with such shares. See Article 6.5 of the Amended and Restated Articles of Association.

•	Proposed amendment making it optional, rather than mandatory, for the Board to fill vacancies on a provisional basis. See Article 7.1.5 of the Amended and Restated Articles of Association.

•	Proposed amendments to expand how the Company may be contractually bound in order to allow the Board to delegate the execution to the appropriate members of the Company’s management. See Article 7.4 of the Amended and Restated Articles of Association.

•	Proposed amendments allowing the nationality of the Company to be changed by two-third majority votes cast at a quorate shareholder meeting. See Article 9.4.4 of the Amended and Restated Articles of Association.

•	Proposed amendments related to the administration of our annual general meeting. See Article 9.4.13 of the Amended and Restated Articles of Association.

•	Additional administrative and other amendments as set forth in Appendix A.

The Board believes that the adoption of Amended and Restated Articles of Association will align the articles with applicable law, provide flexibility to the Board to respond to the needs of the Company and its shareholders and is in the best interest of Company and its shareholders.

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PROPOSAL 11–AMENDMENT OF THE COMPANY’S ARTICLES OF ASSOCIATION

Under Luxembourg law, amendments to the articles of association of a company require an extraordinary resolution of shareholders. As such, the Amended and Restated Articles of Association will be adopted if approved by two-thirds of the votes cast by our shareholders at the General Meeting. If approved by our shareholders, the minutes of the General Meeting related to this proposal and the Amended and

Restated Articles of Association will be notarized and filed with the Luxembourg trade registry (Registre de Commerce et des Sociétés ) as public documents and will take effect immediately upon publication of the notarial deed recording the minutes of the General Meeting in the Luxembourg Official Gazette (Recueil Electronique des Sociétés et Associations).

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR

PROPOSAL 11, AUTHORIZING THE AMENDMENT OF THE COMPANY’S ARTICLES

OF ASSOCIATION, AS SET FORTH ABOVE.

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SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder Proposals and Director Nominations

A shareholder who intends to nominate a director or present a proposal at the 2018 annual general meeting of shareholders and who wishes the nomination or proposal to be included in the proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than January 10, 2018. In addition, one or more shareholders representing at least ten percent (10%) of our ordinary shares outstanding may submit written proposals to the Company for inclusion on the agenda for the 2018 annual general meeting of shareholders if such written proposals are received by the Company at least 21 days before our 2018 annual general meeting of shareholders. Written proposals may be mailed to us at Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312 Attn: Corporate Secretary. A shareholder who intends to nominate a director or present any other proposal at the 2018 annual general meeting of shareholders but does not wish the proposal to be included in the proxy materials for that meeting must provide written notice of the nomination or proposal to us no earlier than 120 days and no later than 90 days before our 2018 annual general meeting of shareholders. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Articles of Association describe the requirements for submitting proposals at the annual general meeting. The notice must be given in the manner and must include the information and representations required by our Articles of Association.

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Appendix A–Proposed Amended and Restated Articles of Association

AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF

TRINSEO S.A.

I.        NAME—REGISTERED OFFICE—OBJECT—DURATION

1	Name

The name of the company is “Trinseo S.A.” (the Company). The Company is a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, in particular the law of August 10, 1915, on commercial companies, as amended from time to time (the Company Law), and these articles of association (the Articles).

2	Registered office

2.1	The Company’s registered office is established in Luxembourg~~-Findel~~, Grand Duchy of Luxembourg. It may be transferred ~~within that municipality~~ to any other location in the Grand Duchy of Luxembourg by a resolution of the board of directors of the Company (the Board)~~. It may be transferred to any other location in the Grand Duchy of Luxembourg by a resolution of the general meeting of shareholders of the Company (the General Meeting)~~, and the Board may amend the Articles to reflect this change~~acting in accordance with the conditions prescribed for the amendment of the Articles~~.

2.2	Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. If the Board determines that extraordinary political or military developments or events have occurred or are imminent, and that those developments or events may interfere with the normal activities of the Company at its registered office or the communication between that office and persons abroad, the registered office may be temporarily transferred abroad until such developments or events have completely ceased. Any such temporary measures do not affect the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.

3	Corporate object

3.1	The Company’s object is the acquisition of participations, in Luxembourg or abroad, in any company or enterprise in any form whatsoever, and the management, development and sale of those participations. The Company may in particular acquire and sell, by subscription, purchase and exchange or in any other manner, any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and, more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. Further, it may invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2	The Company may borrow in any form. The Company may issue notes, bonds and any kind of debt and equity securities. It may issue convertible funding instruments and warrants. The Company may lend funds, including, without limitation, the proceeds of any borrowings to its subsidiaries and affiliated companies. It may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over some or all of its assets to guarantee its own obligations and those of any other company, subsidiary or affiliate, and, generally, for its own benefit and that of any other company or person. The Company may issue warrants or any other instrument which allows the holder of such instrument to subscribe for shares in the Company. For the avoidance of doubt, the Company may not carry out any regulated financial sector activities without having obtained the requisite authorisation.

3.3	The Company may use any techniques, legal means and instruments to manage its investments efficiently and protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4	The Company may carry out any commercial, financial or industrial operation and any transaction with respect to real estate or movable property, which directly or indirectly, favours or relates to its corporate object (including without limitation the performance of any kind of services to its subsidiaries).

4	Duration

4.1	The Company is formed for an unlimited period.

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4.2	The Company shall not be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one (1) or more shareholders of the Company (each a Shareholder, and, together, the Shareholders).

II.        CAPITAL—SHARES

5	Issued share capital

5.1	The issued share capital is set at four hundred eighty-seven thousand ~~six~~seven hundred ~~ninety-five~~seventy-nine United States Dollars and ~~sixty-seven~~thirty -four United States Dollar cents (USD 487,~~695~~779.~~67~~34), represented by forty-eight million seven hundred ~~sixty-nine~~seventy seven thousand ~~five~~ nine hundred ~~sixty-seven~~thirty four (48,~~769~~777,~~567~~934) ordinary shares with nominal value of one United States Dollar cent (USD 0.01) each, all subscribed and fully paid-up (the Shares).

5.2	The authorised share capital is set at five hundred million United States Dollars (USD 500,000,000) represented by fifty billion (50,000,000,000) shares.

5.3	The issued share capital and the authorised share capital may be increased or decreased once or several times by a resolution of the General Meeting, acting in accordance with the conditions prescribed for the amendment of these Articles.

5.4	Subject to the provisions of the Company Law and these Articles, each Shareholder has a preferential subscription right in the event of the issuance of new Shares by the Company in return for contributions in cash. Such preferential subscription right shall be proportional to the fraction of the capital represented by the Shares held by each Shareholder immediately prior to such issuance.

5.5	The Board is authorised, for a period of five (5) years from the date of publication of these Articles, and without prejudice to any renewals, to:

(a)	increase the issued share capital, in whole or in part and on one (1) or more occasions, up to the authorised share capital by the issuance of Shares up to the limits for each class, with the rights as set out in these Articles, against payment in cash or in kind or against a contribution of share premium, account 115, distributable reserves or retained earnings;

(b)	determine the place and date of the issue (or any successive issue) and the terms and conditions of the subscription for the Shares;

(c)	determine the allocation of the subscription price for the Shares to the share capital, share premium and/or any other reserve account of the Company;

(d)	limit and/or withdraw the preferential subscription rights of existing Shareholders in case of an issuance of Shares, as the case may be; and

(e)	record each such share capital increase by way of a notarial deed and amend the register of Shares to reflect the amendment accordingly.

5.6	The Shareholders’ preferential subscription rights to any Shares may also be limited or cancelled by a resolution of the General Meeting adopted with the same majority and quorum as set out in Section 9.4.2~~9.4.3~~ of these Articles.

5.7	Whenever the General Meeting or Board has effected a share capital increase pursuant to the foregoing provisions, Section ~~5.1~~ of these Articles shall be amended so as to reflect the increase.

~~5.7~~5.8	The Board is authorised to carry out (i) a free allocation of new Shares (within the limits of the Company’s authorised share capital as detailed at Articles 5.2 and 5.5 above) and (ii) to allocate existing Shares for no consideration, in each case to those persons to whom such free allocation or issuance is permitted in the Company Law. The Board is further authorised to set the terms and conditions of such allocation or issuance.

6	Shares

6.1	~~The~~ Each Share~~s are~~ is indivisible ~~and the Company recognises only one (1) owner per share~~. In case of the holding of a Share by more than one person, the Company has the right to suspend the exercise of all rights attaching ~~thereto~~ to such jointly held Share (except the information rights provided by Article 73 of the Company Law) until ~~one~~a sole person has been designated as the holder of such Share of the Company.

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6.2	All Shares shall be identical in all respects and shall share rateably in the payment of dividends and in any distribution of assets which are allocated to such Shares in accordance with the payment allocation set out in Section 12 of these Articles.

6.3	A register of shares (the Register) shall be kept at the registered office and may be examined by any Shareholder during normal business hours subject to reasonable notice and the provisions of Article 39 of the Company Law ~~on request~~.

6.4	Subject to Section 6.5, the Company shall consider the person in whose name Shares are recorded in the Register to be the owner of those Shares.

6.5	Where Shares are recorded in the Register on behalf of one (1) or more persons (each a Beneficiary) in the name of a securities settlement system or the operator of such a system or in the name of a professional depositary of securities or any other depositary or of a sub-depositary designated by one (1) or more of such depositaries (each such systems, professionals or other depositaries or sub-depositories, a Depositary), the Company shall:

(a)	permit the Beneficiary to exercise the rights attaching to those Shares, including admission to and voting at General Meetings; and

(b)	consider the Beneficiary to be the owner of such Shares and the relevant Depositary may only exercise the voting rights attaching to such Shares if it and the Company (or its agent) ~~have~~ has not received instructions from the Beneficiary of the Shares, subject to the Company or its agent having received from the Depositary with whom those Shares are kept in account a confirmation of the identity of the Beneficiary and the Shares held on their behalf. The Board shall determine the requirements with regard to the form and content of such confirmation to be provided by the Depositary.

6.6	Notwithstanding the provisions of Section 6.5, the Company shall make payments by way of dividends or otherwise to the Depositary recorded in the Register, or in accordance with the Depositary’s instructions. Any such payment(s) shall release the Company from any and all obligations in respect of such payment(s).

6.7	A share transfer shall be carried out by the entry in the Register of a declaration of transfer, duly signed and dated by either:

(c)	both the transferor and the transferee or their authorised representatives; or

(d)	any authorised representative of the Company,

following a notification to, or acceptance by, the Company, in accordance with Section 1690 of the Luxembourg Civil Code, it being understood that when the Shares are recorded in the Register on behalf of Beneficiaries in the name of a Depository in accordance with Section 6.5 of these Articles, the transfer between Beneficiaries shall be made in accordance with the rules and regulations of the relevant Depository. Any document recording the agreement between the transferor and the transferee, which is validly signed by both parties, may also be accepted by the Company as evidence of a share transfer.

6.8	The Company may repurchase its Shares within the limits set out in the Company Law and these Articles.

III.         MANAGEMENT—REPRESENTATION

7	Board of directors

7.1	Composition of the board of directors

7.1.1	The Company shall be managed by the Board, which shall consist of a minimum of three (3) directors and a maximum of twelve (12) directors, (each a Director and together, the Directors).

7.1.2	The Directors need not be Shareholders.

7.1.3	The General Meeting shall appoint Directors and determine their number, remuneration and term of office. Directors cannot be appointed for a term of office exceeding three (3) years. Directors are eligible for re-appointment at the expiry of their term of office. There shall be staggered terms of office for Directors so that one third (1/3~~rd~~) of the Directors shall be up for election each year or, if the total number of Directors does not evenly divide by thirds, the Directors shall be divided as close to thirds as possible. The system for staggered terms of office shall be implemented for the first time by appointing Director(s) for an initial term of one (1) year, Director(s) for an initial term of two (2) years and Director(s) for an initial term of three (3) years. Directors may be removed at any time, with or without cause, by a resolution of the General Meeting.

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7.1.4	No legal entity shall be appointed as Director.

7.1.5	If the office of a Director becomes vacant, the other Directors, acting by a simple majority, ~~shall~~ may fill the vacancy on a provisional basis until a new Director is appointed by the next General Meeting.

7.2	Powers of the board of directors

7.2.1	All powers not expressly reserved to the Shareholders by the Company Law or the Articles fall within the competence of the Board, which has full power to carry out and approve all acts and operations consistent with the Company’s corporate object.

7.2.2	The Board may delegate special or limited powers to one (1) or more agents for specific matters. The Board may also establish, and delegate specific powers to, one (1) or more committees.

7.2.3	The Board is authorised to delegate the day-to-day management, and the power to represent the Company in this respect, to one (1) or more Directors, officers, managers or other agents, whether Shareholders or not, acting either individually or jointly. If the day-to-day management is delegated to one (1) or more Directors, the Board must report to the annual General Meeting any salary, fee and/or any other advantage granted to those Director(s) in connection with such delegation during the relevant financial year.

7.3	Procedure

7.3.1	The Board shall appoint from among its members a chairman (the Chairman) and may choose to appoint choose a secretary (the Secretary). The Secretary need not be a Director and will be responsible for keeping the minutes of the meetings of the Board and of General Meetings. The Chairman will remain Chairman of the Board after the term of his mandate as Director if his mandate as Director is renewed by the General Meeting.

7.3.2	The Board shall meet at the request of the Chairman, or any two (2) Directors jointly, at the date, time and place indicated in the notice, which shall, in principle, be in the Grand Duchy of Luxembourg.

7.3.3	Written notice of any Board meeting shall be given to all Directors at least twenty-four (24) hours in advance of the date set for such meeting, except in the case of an emergency, in which case the nature of such circumstances shall be set out in the notice.

7.3.4	No written notice is required if all Directors are present or represented at the meeting and if they state to have been duly informed and to have full knowledge of the agenda of the meeting. If all Directors consent in writing to waive notice either before or after the meeting, written notice of a meeting shall not be required. Separate written notices shall not be required for meetings which are held at times and places indicated in a schedule previously adopted by a resolution of the Board.

7.3.5	A Director may grant to another Director a power of attorney in order to be represented at any Board meeting.

7.3.6	The Board may only validly deliberate and act if a majority of its members and the Chairman are present or represented. If this quorum is not reached, a second Board meeting shall be convened with the same agenda and such reconvened Board meeting may validly deliberate and act if a majority of its members are present or represented. Board resolutions shall be validly adopted by a majority of the votes of the Directors present or represented. The Chairman shall have a casting vote in the event of a tied vote. In circumstances in which the Chairman is conflicted or absent, a new chairman must be appointed for that specific meeting and shall have a casting vote in the event of a tied vote.

7.3.7	Board resolutions shall be recorded in minutes signed by the Chairman, by all Directors present or represented at the meeting, or by the Secretary (if any).

7.3.8	Any Director may participate in any meeting of the Board by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at a duly convened and held meeting.

7.3.9	Circular resolutions signed by all Directors shall be valid and binding as if passed at a duly convened and held Board meeting, and shall bear the date of the last signature.

7.3.10	A Director who has a personal interest in a transaction which conflicts with the interests of the Company shall advise the Board accordingly and have the statement recorded in the minutes of the meeting at which such matter is discussed. The Director concerned shall not take part in the deliberations or vote concerning that matter. A special report on the relevant matter shall be submitted to the next General Meeting, before any other matter is put to the vote at that meeting. These provisions do not apply where the decision of the Board relates to transactions entered into under fair market conditions in the ordinary course of business.

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7.4	Representation

The Company shall be bound towards third parties in all matters by:

(a)	the joint signature of any two (2) Directors; ~~or~~

(b)	the individual signature of the member(s) of a management committee, if such committee has been formed by the Board;

(c)	the signature of a management director, if one has been appointed by the Board;

(d)	the joint or single signature of any person(s) to whom the Board has delegated such authority vis-à-vis third parties; and~~.~~

~~(b)~~(e)	the individual signature of any other person to whom the Board has delegated the daily management of the Company in accordance with the Articles, and then only within the scope such person’s daily management responsibilities.

8	Liability and indemnification of the Directors

8.1	To the broadest extent permitted by Luxembourg law, the Directors may not be held personally liable by reason of their office for any commitment or other act or omission they have validly made in the Company’s name, provided those commitments, acts or omissions comply with the Articles and the Company Law.

8.2	Subject to Section 8.3 of these Articles, the Company may, to the broadest extent permitted by Luxembourg law, indemnify any Director, as well as any former Director for any costs, fees and expenses, damages, judgments, or other amounts reasonably incurred by him or her in the defence or resolution (including a settlement) of any legal actions or proceedings, whether they be civil, criminal or administrative, to which he may be made a party by virtue of his former or current role as Director of the Company.

8.3	A former or current Director or member of the management board will not be indemnified in case of fraud.

8.4	The indemnification right set out in Section 8.2 of these Articles shall:

(a)	not be forfeited in the case of a settlement of any legal actions or proceedings, whether they be civil, criminal or administrative; and

(b)	inure to the benefit of the heirs and successors of the former or current member of the board of Directors without prejudice to any other indemnification rights that he may otherwise claim.

8.5	Subject to any procedures that may be implemented by the Board in the future, the expenses for the preparation and defence in any legal action or proceeding covered by this Section 8 shall be advanced by the Company, provided that the concerned former or current Director delivers an unsecured written commitment that all sums paid in advance will be reimbursed to the Company if it is ultimately determined that he is not entitled to indemnification under this Section 8.

IV.         GENERAL MEETING OF SHAREHOLDERS

9	General Meeting of Shareholders

For the purpose of this Section 9, the term “Shareholder” shall (i) include any Beneficiary with voting rights and (ii) exclude any Depositary without voting rights, in accordance with Section 6.5 above.

9.1	General

Resolutions of the Shareholders are adopted at an annual General Meeting (an Annual General Meeting) or an extraordinary General Meeting (an Extraordinary General Meeting).

9.2	Convening formalities

9.2.1	The Board, the Chairman and the Authorised Statutory Auditor (as defined in Section 11) may convene a General Meeting.

A General Meeting must be called upon written request of one (1) or more Shareholders representing at least ten percent (10%) of the Shares. The Shareholders shall indicate the agenda in their written request. The General Meeting shall be convened within one (1) month of such request.

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One or more Shareholders representing at least ten percent (10%) of the Shares may (i) request the addition of one (1) or several items on the agenda of any General Meeting and (ii) draft resolutions for items in this respect. Such request including draft resolutions must:

(a)	be in writing and sent to the Company by post or electronic means to the address provided in the Convening Notice (as defined below) and be accompanied by a justification or draft resolution to be adopted in the General Meeting;

(b)	include the postal or electronic address at which the Company may acknowledge receipt of the requests; and

(c)	be received by the Company at least twenty-two (22) days before the date of the relevant General Meeting.

The Company shall acknowledge receipt of requests referred to above within forty-eight (48) hours from receipt. The Company shall prepare a revised agenda including such additional items on or before the fifteenth (15th) day before the date of the relevant General Meeting.

9.2.2	Convening notices for every General Meeting (each a Convening Notice) shall be published at least thirty (30) days before the date of the General Meeting:

(a)	in the Official Gazette (Mémorial) and in a Luxembourg newspaper; and

(b)	in such media which may reasonably be expected to be relied upon for the effective dissemination of information to the public.

9.2.3	If the required quorum (if any) is not met on the date of the first convened General Meeting another meeting may be convened by publishing the Convening Notice in the Official Gazette and a Luxembourg newspaper seventeen (17) days prior to the date of the reconvened meeting provided that (a) the first General Meeting was properly convened; and (b) no new item has been added to the agenda.

9.2.4	The Convening Notice shall contain at least the following information:

(a)	a precise indication of the date and location of the General Meeting and its proposed agenda; and

(b)	a clear and precise description of the procedures that Shareholders must follow in order to participate in and to cast their vote in the General Meeting, including information on:

(i)	the procedure for voting by proxy, notably the forms to be used to vote by proxy and the means by which the Company is prepared to accept electronic notification of appointment of proxy holders; and

(ii)	where applicable, the Record Date with an explanation of the manner in which Shareholders must register and a statement that only persons who are Shareholders at the Record Date shall have the right to participate and vote in the General Meeting.

9.2.5	For a continuous period from the date of publication of the Convening Notice of the General Meeting and including the date of the General Meeting, the Company must make available to its Shareholders on its website the following information:

(a)	the Convening Notice;

(b)	the total number of Shares and the voting rights as at the date of the Convening Notice including separate totals for each class of Shares when the Company’s issued capital is divided into two or more classes of shares;

(c)	the documents to be submitted to the General Meeting;

(d)	the draft resolutions of the General Meeting or where no such resolutions are proposed to be adopted, a comment from a Director for each item on the proposed agenda of the General Meeting. Any draft resolution(s) submitted by Shareholder(s) shall be added to the website as soon as possible after the Company has received them; and

(e)	where applicable, the forms to be used to vote by proxy and to vote by correspondence, unless such forms are sent directly to each Shareholder.

Where the forms referred to in item (e) above cannot be made available on the website for technical reasons, the Company shall indicate on its website how the forms can be obtained on paper. In this case the Company shall be required to send the forms by post and free of charge to every Shareholder who so requests.

9.2.6

The Convening Notice is sent to registered Shareholders, the Directors and the Authorised Statutory Auditors (as defined in Section 11) (the Addressees) within the thirty (30) day or seventeen (17) day period, as applicable, referred to in

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Section 9.2.2 and Section 9.2.3 above. This communication shall be by letter to the Addressees, unless the Addressees (or any one (1) of them) have/has expressly and in writing agreed to receive communication by other means, in which case such Addressee(s) may receive the convening notice by such other means of communication.

9.3	Advance notice of Board nominations and proposals for other business

9.3.1	Nominations of persons for election to the Board and proposals for other business to be transacted at an Annual General Meeting may be made (i) by or at the direction of the Board or (ii) by any Shareholder who (A) was a Shareholder at the time of the giving of the notice contemplated in Section 9.3.2 below, (B) is entitled to vote at such meeting and (C) has complied with the notice procedures set forth in this Section 9.3.

Subject to Section 9.2.1 and except as otherwise required by law or these Articles, this Section 9.3 shall be the exclusive means for a Shareholder to make nominations or propose other business (other than nominations and proposals properly brought pursuant to applicable provisions of US federal law, including the United States Securities Exchange Act of 1934 (as amended from time to time, the Securities Exchange Act) and the rules and regulations of the Securities and Exchange Commission thereunder) before an Annual General Meeting.

9.3.2	Except as otherwise required by law, for nominations or proposals to be properly brought before an Annual General Meeting by a Shareholder pursuant to this Section 9.3, (i) the Shareholder must have given timely notice thereof in writing to the Company with the information contemplated by Section 9.3.3, including, where applicable, delivery to the Company of timely and completed questionnaires as contemplated by Section 9.3.3. The notice requirements of this Section 9.3 shall be deemed satisfied by a Shareholder with respect to business other than a nomination if the Shareholder has notified the Company of his, her or its intention to present a proposal at an Annual General Meeting in compliance with applicable rules and regulations promulgated under the Securities Exchange Act and such Shareholder’s proposal has been included in a proxy statement prepared by the Company to solicit proxies for such Annual General Meeting.

9.3.3	To be timely for purposes of Section 9.3.2, a Shareholder’s notice must be delivered to the Company at the registered office address of the Company on a date not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the hundred twentieth (120th) day prior to the date of the Annual General Meeting referred to in Section 10.4. In no event shall any adjournment or postponement of an Annual General Meeting or the announcement thereof commence a new time period for the delivery of such notice.

9.3.4

Such notice from a Shareholder must state: (i) as to each nominee that the Shareholder proposes for election or re-election as a Director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a Director pursuant to Regulation 14A under the Securities Exchange Act and such nominee’s written consent to serve as a Director if elected, and (B) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three (3) years, and any other material relationship, if any, between or concerning such Shareholder, any Shareholder Associated Person or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand; (ii) as to each proposal that the Shareholder seeks to bring before the Annual General Meeting, a brief description of such proposal, the reasons for making the proposal at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Articles, the language of the proposed amendment) and any material interest that the Shareholder has in the proposal; and (iii) (A) the name and address of the Shareholder giving the notice and the Shareholder Associated Person(s), if any, on whose behalf the nomination or proposal is made, (B) the number of Shares that are, directly or indirectly, owned beneficially or of record by the Shareholder or any Shareholder Associated Person, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Shares or with a value derived in whole or in part from the value of any Shares, whether or not such instrument or right shall be subject to settlement in the underlying Shares or otherwise (each, a Derivative Instrument) directly or indirectly owned beneficially or of record by such Shareholder or Shareholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Shares of the Shareholder or Shareholder Associated Person, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such Shareholder or Shareholder Associated Person has a right to vote any Shares, (E) any proportionate interest in Shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareholder or Shareholder Associated Person is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such Shareholder or Shareholder Associated Person is entitled to based on any increase or decrease in the value of the Shares or Derivative Instruments, (G) any other information relating to such Shareholder or Shareholder Associated Person, if any, required to be disclosed in a proxy

2017 Proxy Statement	A-7

statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, (H) a representation that the Shareholder is entitled to vote at such Annual General Meeting and intends to appear in person or by proxy to propose such business or nomination, (I) a certification as to whether or not the Shareholder and all Shareholder Associated Persons, have complied with all applicable legal requirements in connection with the Shareholder’s and each Shareholder Associated Person’s acquisition of Shares or other securities of the Company and the Shareholder’s and each Shareholder Associated Person’s acts or omissions as a Shareholder or beneficial owner of securities of the Company, and (J) whether either the Shareholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s Shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of Shareholders reasonably believed by such Shareholder to be sufficient to elect such nominee or nominees or otherwise to solicit proxies or votes from Shareholders in support of such proposal or nomination.

For purposes of this Section 9.3, a “Shareholder Associated Person” of any Shareholder means: (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Securities Exchange Act) of such Shareholder; (ii) any Beneficiary or other beneficial owner of any Share or other securities owned of record or beneficially by such Shareholder; (iii) any person directly or indirectly controlling, controlled by or under common control with any such Shareholder Associated Person referred to in Section (i) or (ii) above; and (iv) any person acting in concert in respect of any matter involving the Company or its Shares with either such Shareholder or any Beneficiary or other beneficial owner of any Share or other securities of the Company owned of record or beneficially owned by such Shareholder.

In addition, in order for a nomination to be properly brought before an Annual General Meeting by a Shareholder pursuant to Section (iii) of Section 9.3.1, any nominee proposed by a Shareholder shall complete a questionnaire, in a form provided by the Company, and deliver a signed copy of such completed questionnaire to the Company within ten (10) days of the date that the Company makes available to the Shareholder seeking to make such nomination or such nominee the form of such questionnaire. The Company may require any proposed nominee to furnish such other information as may be reasonably requested by the Company to determine the eligibility of the proposed nominee to serve as an independent Director of the Company or that could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice pursuant to this Section 9.3.3 shall be provided as of the date of such notice and shall be supplemented by the Shareholder not later than ten (10) days after the Record Date for the determination of Shareholders entitled to notice of the meeting to disclose any changes to such information as of the Record Date. The information required to be included in a notice pursuant to this Section 9.3.3 shall not include any ordinary course business activities of any Depositary or any other broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by this Section 9.3.3 on behalf of a Beneficiary or other beneficial owner of the Shares held by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such Beneficiary or other beneficial owner.

9.3.5	Subject to these Articles and applicable law, only persons nominated in accordance with procedures stated in this Section 9.3 shall be eligible for election as and to serve as Directors and the only business that shall be conducted at an Annual General Meeting is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 9.3. The chairman of the Annual General Meeting shall have the power and the duty to determine whether a nomination or any proposal has been made according to the procedures stated in this Section 9.3 and, if any nomination or proposal does not comply with this Section 9.3, unless otherwise required by law, the nomination or proposal shall be disregarded.

9.3.6	Only such business shall be conducted at an Extraordinary General Meeting as shall have been brought before such meeting pursuant to the Convening Notice. Nominations of persons for election to the Board may be made at an Extraordinary General Meeting at which Directors are to be elected pursuant to the Convening Notice (1) by or at the direction of the Board or (2) provided that the Board has determined that Directors shall be elected at such meeting, by any Shareholder who is a Shareholder at the time the notice provided for in this Section 9.3 is delivered to the Company, who is entitled to vote at such meeting upon such election and who complies with the notice procedures set forth in this Section 9.3.

In the event the Company calls an Extraordinary General Meeting for the purpose of electing one (1) or more Directors, any such Shareholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Convening Notice, if the Shareholder’s notice required by Section 9.3.2 shall be delivered to the Company at the registered office of the Company not later than the close of business on the later of the ninetieth (90th) day prior to such Extraordinary General Meeting or the tenth (10th) day

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following the day on which public announcement is first made of the date of the Extraordinary General Meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of an Extraordinary General Meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

9.3.7	For purposes of this Section 9.3, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act.

9.3.8	Notwithstanding the foregoing provisions of this Section 9.3, a Shareholder shall also comply with applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 9.3. Nothing in this Section 9.3 shall affect any rights, if any, of Shareholders to request inclusion of nominations or proposals in the Company’s proxy statement pursuant to applicable provisions of federal law, including the Securities Exchange Act.

9.3.9	Notwithstanding the foregoing provisions of this Section 9.3, unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the General Meeting to present a nomination or proposed business or does not provide the information required by Section 9.3.3, including any required supplement thereto, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.

9.3.10	For purposes of this Section 9.3, to be considered a qualified representative of the Shareholder, a person must be a duly authorised officer, manager or partner of such Shareholder or must be authorised by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.

9.4	Proceedings at a General Meeting

9.4.1	Each Share is entitled to one (1) vote.

9.4.2	Except as otherwise required by law or by the Articles, resolutions at a duly convened General Meeting will be passed by a simple majority of those present or represented and voting. Action may only be taken at a General Meeting if at least fifty per cent (50%) of the Shares are represented. If a quorum shall fail to attend a General Meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date and time.

9.4.3	An Extraordinary General Meeting may only amend the Articles if at least fifty per cent (50%) of the Shares are represented and the agenda indicates the proposed amendments to the Articles, including the text of any proposed amendment to the Company’s object or form. If this quorum is not reached, a second Extraordinary General Meeting shall be convened by means of notices published in accordance with Section 9.2.2 of these Articles. Resolutions at the second Extraordinary General Meeting shall be valid regardless of the proportion of the share capital represented at that meeting. At both Extraordinary General Meetings, resolutions must be adopted by at least two-thirds (2/3) of the votes cast.

9.4.4	Any change in the nationality of the Company must be adopted by at least two-thirds (2/3) of the votes cast at a quorate meeting of shareholders. ~~and a~~Any increase in a Shareholder’s commitment in the Company in excess of the par value of its Shares shall require the unanimous consent of the Shareholders ~~and bondholders (if any)~~.

9.4.5	Every Shareholder shall have the right to ask questions related to items on the agenda of the General Meeting. The Board shall answer questions put to it by Shareholders subject to measures which it may take to ensure the identification of Shareholders, the good order of General Meetings and their preparation and the protection of confidentiality and the Company’s business interests.

The Board may provide one (1) overall answer to questions having the same content. Where the relevant information is available on the website of the Company in a question and answer format, the Board shall be deemed to have answered the questions asked by referring to the website.

9.4.6	Without prejudice to Section 9.2.4(b)(ii), a Shareholder may act at any General Meeting by appointing any other natural or legal person who need not be a Shareholder as its proxy in writing whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed. Such proxy shall enjoy the same rights to speak and ask questions during the General Meeting as those to which the Shareholder thus represented would be entitled. A Shareholder acting as a proxy shall be entitled to vote the Shares of the Shareholder he represents in addition to the vote of his own Shares. All the proxies must be received by the Board before the relevant resolution is put to a vote. A person acting as proxy may represent more than one (1) Shareholder.

2017 Proxy Statement	A-9

9.4.7	The rights of a Shareholder to participate in a General Meeting and to vote in respect of any of his Shares are not subject to any requirement that his Shares be deposited with, or transferred to, or registered in the name of, another natural or legal person before the General Meeting.

9.4.8	The rights of a Shareholder to sell or otherwise transfer his Shares during the period between the Record Date (as defined in Section 9.4.9) below and the General Meeting to which it applies are not subject to any restriction to which they are not subject at other times.

9.4.9	The right of a Shareholder to participate in a General Meeting and exercise voting rights attached to its Shares are determined by reference to the number of Shares held by such Shareholder at midnight (00:00) on the day falling fourteen (14) days before the date of the General Meeting or such other day set by the Board and included in the Convening Notice (the Record Date). Each Shareholder shall, on or before the Record Date, indicate to the Company its intention to participate in person at the General Meeting. The Company determines the manner in which this declaration is made. For each Shareholder who indicates his intention to participate in the General Meeting, the Company records his name or corporate denomination and address or registered office, the number of Shares held by him on the Record Date and a description of the documents establishing the holding of Shares on that date.

9.4.10	Proof of the qualification as a Shareholder may be subject only to such requirements as are necessary to ensure the identification of Shareholders and only to the extent that they are proportionate to achieving that objective.

9.4.11	If all the Shareholders are present or represented at a General Meeting, and consider themselves as being duly convened and informed of the agenda of the General Meeting, the General Meeting may be held without prior notice.

9.4.12	The Board may determine any other conditions that must be fulfilled by the Shareholders for them to take part in any General Meeting in person or in proxy.

9.4.13	~~Before commencing any deliberations, the Shareholders~~The Board shall elect a chairman of the General Meeting. The chairman shall appoint a secretary and ~~the Shareholders shall appoint a~~ scrutineer. The chairman, the secretary and the scrutineer form the General Meeting’s bureau.

9.4.14	The minutes of the General Meeting will be signed by the members of the bureau of the General Meeting and by any Shareholder who wishes to do so.

9.4.15	However, in case decisions of the General Meeting have to be certified, copies or extracts for use in court or elsewhere, they must be signed by the Chairman or by any two (2) Directors.

9.4.16	Within fifteen (15) days following the date of the General Meeting, the Company shall publish on its website the results of the votes passed at the General Meeting, including the number of Shares for which votes have been validly cast and the proportion of capital represented by such validly cast votes, the total number of votes validly cast, the number of votes cast for and against each resolution and, where applicable, the number of abstentions.

V.         ANNUAL ACCOUNTS—ALLOCATION OF PROFITS—SUPERVISION

10	Financial year and approval of annual accounts

10.1	The financial year begins on the first (1st) of January of each year and ends on the thirty-first (31st) of December of each year.

10.2	Each year, the Board must prepare the balance sheet and profit and loss account, together with an inventory stating the value of the Company’s assets and liabilities, with an annex summarising the Company’s commitments and the debts owed by the officers, Directors.

10.3	One month before the annual General Meeting, the Board shall provide the Authorised Statutory Auditors (as defined in Section 11), with a report on, and documentary evidence of, the Company’s operations. The Authorised Statutory Auditors (as defined in Section 11) shall then prepare a report to the Shareholders in accordance with the law.

10.4	The annual General Meeting shall be held at the registered office of the Company or in any other place within the municipality of the registered office, as may be specified in the notice of the meeting, on the first Monday of June of each year at 2 p.m. or at such other date and time within six (6) months of the end of the financial year specified by the Board. If that day is a legal holiday in Luxembourg, the annual General Meeting shall be held on the following Business Day.

11	Auditors

11.1

The Company’s annual accounts and any consolidated financial statements as required to be prepared by law (Accounts) shall be drawn up in accordance with the applicable accounting standards and the law, and such Accounts shall be

A-10	2017 Proxy Statement

audited at least once in every year by an individual, partnership or company appointed as the réviseur d’entreprises agréé of the Company and taken from those members of the Institut des Réviseurs d’Entreprises of Luxembourg, that are authorised to perform audits by the Luxembourg Commission de Surveillance du Secteur Financier (the Authorised Statutory Auditor).

11.2	The Authorised Statutory Auditor (réviseur d’entreprises agréé) shall be elected by the General Meeting for a term not exceeding six (6) years and shall be eligible for re-appointment.

12	Allocation of profits

12.1	Five per cent. (5%) of the Company’s annual net profits shall be allocated to the reserve required by law (the Legal Reserve) until such requirements is no longer necessary. This requirement ceases to be compulsory when the Legal Reserve reaches an amount of ten per cent. (10%) of the Company’s issued share capital, but shall again be compulsory if the Legal Reserve falls below the amount of ten per cent. (10%) of the Company’s issued share capital.

12.2	The General Meeting shall determine the allocation of the remaining balance of the annual net profits. The General Meeting may decide on the payment of a dividend, to transfer the balance to a reserve account, or to carry it forward in accordance with the applicable legal provisions.

12.3	Interim dividends may be distributed, subject to the following conditions:

(a)	the Board must draw up interim accounts;

(b)	the interim accounts must show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to the legal or a statutory reserve;

(c)	within two (2) months of the date of the interim accounts, the Board must resolve to distribute the interim dividends; and

(d)	the Authorised Statutory Auditor must prepare a report addressed to the Board which must verify whether the above conditions have been met.

VI.         DISSOLUTION—LIQUIDATION

13	Dissolution—Liquidation

The Company may be dissolved at any time by a resolution of the General Meeting, acting in accordance with the conditions prescribed for the amendment of the Articles. The General Meeting shall appoint one (1) or more liquidators, who need not be Shareholders, to carry out the liquidation, and shall determine their number, powers and remuneration. Unless otherwise decided by the General Meeting, the liquidators shall have full power to realise the Company’s assets and pay its liabilities.

VII.         GENERAL PROVISION

14	General provision

14.1	Notices and communications may be made or waived and circular resolutions may be evidenced in writing, by fax, email or any other means of electronic communication.

14.2	Powers of attorney may be granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a Director, in accordance with such conditions as may be accepted by the Board.

14.3	Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements for being deemed equivalent to handwritten signatures. Signatures of circular resolutions or resolutions adopted by telephone or video conference may appear on one (1) original or several counterparts of the same document, all of which taken together shall constitute one (1) and the same document.

14.4	All matters not expressly governed by these Articles shall be determined in accordance with the applicable law and, subject to any non-waivable provisions of the law, with any agreement entered into by the Shareholders from time to time.

2017 Proxy Statement	A-11

TRINSEO S.A. 1000 CHESTERBROOK BLVD. SUITE 300 BERWYN, PA 19312

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E28462-P91874	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  TRINSEO S.A.

Ordinary Resolutions:

The Board of Directors recommends you vote FOR the following proposals:
1.	To elect the four Class III directors specifically named in the proxy statement, each to serve for a term of three years.

	Nominees:		For	Against	Abstain

	1a.	K’Lynne Johnson	☐	☐	☐

	1b.	Jeannot Krecké	☐	☐	☐

	1c.	Donald T. Misheff	☐	☐	☐

	1d.	Craig A. Rogerson	☐	☐	☐

2.	To ratify the Board of Directors’ appointment of:

	2a.	Philip Martens as a Class II director to fill the vacancy created by the resignation of Felix Hauser, with a remaining term of two years.	☐	☐	☐

	2b.	Joseph Alvarado as a Class I director to fill the vacancy created by the resignation of Michel Plantevin, with a remaining term of one year.	☐	☐	☐

3.	To approve changes to the Company’s directors’ compensation program.		☐	☐	☐

4.	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

		For	Against	Abstain

5.	To approve the Company’s annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg for the year ended December 31, 2016 and its consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States including a footnote reconciliation of equity and net income to International Financial Reporting Standards for the year ended December 31, 2016.	☐	☐	☐

6.	To approve the allocation of the results of the year ended December 31, 2016.	☐	☐	☐

7.	To approve the granting and discharge of the Company’s directors and auditor for the performance of their respective duties during the year ended December 31, 2016.	☐	☐	☐

8.	To ratify the appointment of PricewaterhouseCoopers Société cooperative to be the Company’s independent auditor for all statutory accounts required by Luxembourg law.	☐	☐	☐

9.	To ratify the appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm.	☐	☐	☐

10.	To authorize the Board’s share repurchase program.	☐	☐	☐

Extraordinary Resolution:

11.	To approve amendments to the Company’s Articles of Association as set forth in the accompanying proxy statement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E28463-P91874

TRINSEO S.A.

Annual General Meeting of Shareholders

June 21, 2017 3:00 p.m. CEST

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Christopher D. Pappas, Angelo N. Chaclas, and Suzanne Kersten, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of TRINSEO S.A. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 3:00 p.m. CEST, on June 21, 2017, at 4 rue du Fort Niedergrünewald, BP 512/Quartier Européen Nord, L-2015 Luxembourg, Grand Duchy of Luxembourg, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1